                                                                    Exhibit 10.7

                                                                  EXECUTION COPY

================================================================================

                              COMPLETION GUARANTEE

                                      among

                        SUMITOMO METAL MINING CO., LTD.,
                              as a Parent Company,

                              SUMITOMO CORPORATION,
                              as a Parent Company,

                     COMPANIA DE MINAS BUENAVENTURA S.A.A.,
                              as a Parent Company,

                            PHELPS DODGE CORPORATION,
                              as a Parent Company,

                    JAPAN BANK FOR INTERNATIONAL COOPERATION,
                          as a Senior Facility Lender,

                      SUMITOMO MITSUI BANKING CORPORATION,
                 as a Lead JBIC Arranger and Global Coordinator,

                       THE BANK OF TOKYO-MITSUBISHI, LTD.,
                            as a Lead JBIC Arranger,

                                      KfW,
                          as a Senior Facility Lender,

                             CALYON NEW YORK BRANCH,
       as a Senior Facility Lender, Lead Arranger and Global Coordinator,

                         THE ROYAL BANK OF SCOTLAND PLC,
                 as a Senior Facility Lender and Lead Arranger,

                            THE BANK OF NOVA SCOTIA,
                 as a Senior Facility Lender and Lead Arranger,

                          MIZUHO CORPORATE BANK, LTD.,
                 as a Senior Facility Lender and Lead Arranger,

                                       and

                             CALYON NEW YORK BRANCH,
                             as Administrative Agent

                         Dated as of September 30, 2005

================================================================================

                                Table of Contents

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                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

1.01   Definitions.......................................................     3
1.02   Interpretation....................................................     4

                                   ARTICLE II

                                   COMPLETION

2.01   Full Completion...................................................     5
2.02   Partial Completion................................................     6
2.03   Completion Certificates...........................................     7
2.04   Waiver of Completion Conditions...................................     8

                                   ARTICLE III

                             COMPLETION UNDERTAKING

3.01   Completion Undertaking............................................     8
3.02   Funding Obligations...............................................     9
3.03   Debt Buy-Down Option..............................................    11

                                   ARTICLE IV

                      GUARANTEE OF SENIOR LOANS OBLIGATIONS

4.01   Guarantee of Senior Loans Obligations.............................    13
4.02   Payments Free and Clear of Taxes, Etc.............................    15
4.03   Subrogation of Parent Companies to Rights of Senior Lenders
       Against Borrower..................................................    16
4.04   Several Obligations...............................................    16

                                    ARTICLE V

                  SUSPENSION AND TERMINATION OF OBLIGATIONS DUE
                       TO EVENT OF POLITICAL FORCE MAJEURE

5.01   Declaration of Event of Political Force Majeure; Suspension of
       Obligations.......................................................    16
5.02   Termination Due to Event of Political Force Majeure...............    16

                                Table of Contents
                                   (continued)

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5.03   Notice by Parent Companies of Exercise of Suspension
       or Termination Rights.............................................    17
5.04   Arbitration.......................................................    17
5.05   Reinstatement of Suspended Obligations............................    17
5.06   Limitations on Rights to Suspend or Terminate.....................    18
5.07   Effect of Arbitration on Time Periods.............................    19

                                   ARTICLE VI

             REPRESENTATIONS AND WARRANTIES OF THE PARENT COMPANIES

6.01   Representations and Warranties of the Parent Companies............    19

                                   ARTICLE VII

                        COVENANTS OF THE PARENT COMPANIES

7.01   Net Worth.........................................................    21
7.02   Financial Disclosure..............................................    21

                                  ARTICLE VIII

                             PARENT COMPANY DEFAULTS

8.01   Parent Company Defaults...........................................    22
8.02   Exception to Section 8.01.........................................    23
8.03   Declaration of Event of Default...................................    23
8.04   Cessation of PC Event of Default; Rescission of Acceleration......    24
8.05   Remedies..........................................................    24
8.06   Control of PC Enforcement Action by Administrative Agent..........    25
8.07   Limitation on Enforcement Action..................................    26

                                   ARTICLE IX

                                  MISCELLANEOUS

9.01   Subordination of the Parent Companies.............................    27
9.02   Accession.........................................................    28
9.03   Termination of Agreement..........................................    28
9.04   Currency Equivalents..............................................    28
9.05   GOVERNING LAW.....................................................    28
9.06   Severability......................................................    28
9.07   Entire Agreement..................................................    29

                                Table of Contents
                                   (continued)

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9.08   Notices...........................................................    29
9.09   Successors and Assigns............................................    30
9.10   Benefits of Agreement.............................................    31
9.11   Remedies..........................................................    31
9.12   Execution in Counterparts.........................................    31
9.13   Consent to Jurisdiction...........................................    31
9.14   Amendments and Waivers............................................    32
9.15   Effectiveness.....................................................    32
9.16   Arbitration.......................................................    32
9.17   No Trial by Jury..................................................    34
9.18   No Partnership....................................................    34
9.19   Expenses..........................................................    34
9.20   No Immunity.......................................................    34

Schedule A      Sample Calculation of the Retired Principal Senior Loan Amount

Exhibit A       Terms of Subordination
Exhibit B       Form of Pledge Agreement

Appendix A-1    Form of Production Full Completion Certificate
Appendix A-2    Form of Efficiency Full Completion Certificate
Appendix A-3    Form of Physical Facilities Completion Certificate
Appendix A-4    Form of Insurance Completion Certificate
Appendix A-5    Form of Legal Completion Certificate
Appendix A-6    Form of I.A. Financial Completion Certificate
Appendix A-7    Form of Borrower Financial Completion Certificate
Appendix A-8    Form of Environmental Certificate
Appendix A-9    Form of Production Partial Completion Certificate
Appendix A-10   Form of Efficiency Partial Completion Certificate

                              COMPLETION GUARANTEE

     This COMPLETION GUARANTEE (this "Agreement"), dated as of September 30, 2005, is made among:

     SUMITOMO METAL MINING CO., LTD., a corporation organized under the laws of Japan ("SMM");

     SUMITOMO CORPORATION, a corporation organized under the laws of Japan
("SC");

     COMPANIA DE MINAS BUENAVENTURA S.A.A., a Peruvian sociedad anonima abierta ("BVN");

     PHELPS DODGE CORPORATION, a company organized under the laws of the State of New York ("PDC" and, together with SMM, SC and BVN, the "Parent Companies");

     JAPAN BANK FOR INTERNATIONAL COOPERATION, a Japanese government financial institution organized under the laws of Japan ("JBIC"), in its capacity as a Senior Facility Lender;

     SUMITOMO MITSUI BANKING CORPORATION, a stock corporation organized under the laws of Japan, as lead JBIC arranger and Global Coordinator ("SMBC");

     THE BANK OF TOKYO-MITSUBISHI, LTD., a banking institution organized under the laws of Japan, as lead JBIC arranger ("BOT-M" and together with SMBC, in their capacity as lead JBIC arrangers, the "Lead JBIC Arrangers");

     KfW, a public corporation formed under the laws of the Federal Republic of Germany ("KfW"), in its capacity as a Senior Facility Lender;

     CALYON New York Branch, a licensed branch of a banking corporation organized and existing under the laws of the French Republic ("Calyon"), in its capacity as a Senior Facility Lender, Lead Arranger and Global Coordinator;

     THE ROYAL BANK OF SCOTLAND PLC, a public limited company incorporated under the laws of Scotland ("rbs"), in its capacity as a Senior Facility Lender and Lead Arranger;

     THE BANK OF NOVA SCOTIA CAPITAL, a Canadian chartered bank, organized under the laws of Canada ("Scotia Capital"), in its capacity as a Senior Facility Lender and Lead Arranger;

     MIZUHO CORPORATE BANK, LTD., a banking institution organized under the laws of Japan ("Mizuho", and collectively with Calyon, RBS and Scotia Capital, the "Commercial Banks"), in its capacity as a Senior Facility Lender and Lead Arranger; and

     CALYON New York Branch, a licensed branch of a banking corporation organized and existing under the laws of the French Republic, as Administrative Agent for the Senior Lenders (in such capacity, together with successors and assignees, the "Administrative Agent").

                                    WHEREAS:

     A. Sociedad Minera Cerro Verde S.A.A. (the "Borrower") proposes to incur Senior Loans Obligations in order to develop the Sulfide Project at its existing Mines in the District of Uchumayo and Yarabamba, Province of Arequipa, Republic of Peru;

     B. On the date hereof, JBIC has entered into the JBIC Loan Agreement with Borrower, KfW has entered into the KfW Loan Agreement with Borrower and the Commercial Banks have entered into the Commercial Banks Loan Agreement with Borrower. Each such agreement reflects, among other terms, (i) the commitment of each Senior Facility Lender that is a party thereto to make from time to time Advances to the Borrower in an amount up to its Aggregate Committed Amount and
(ii) the Borrower's agreement to repay such Advances with interest;

     C. On the date hereof, the Borrower, JBIC, the Lead JBIC Arrangers, KfW, the Commercial Banks, the Global Coordinators, the Lead Arrangers and the Administrative Agent have entered into the Master Participation Agreement dated as of the date hereof (the "Master Participation Agreement" or "MPA") which sets forth various terms for the financing of the development of the Sulfide Project;

     D. The Master Participation Agreement contemplates that the Borrower shall have the right to issue Peruvian Bonds under a Peruvian Bonds Program and that the Common Representative shall become a party to this Agreement by entering into, in its capacity as Common Representative, a New Party Accession Agreement and thereupon the Common Representative and the Peruvian Bondholders shall have all the rights and obligations of, respectively, the Common Representative and the Peruvian Bondholders under this Agreement; and

     E. The Parent Companies have authorized the execution and delivery of this Agreement to undertake specified obligations to induce the Senior Lenders to make Senior Loans to the Borrower.

     NOW, THEREFORE, in consideration of the execution of the Master Participation Agreement and the Senior Loan Documents by the Senior Lenders, to induce the Senior Lenders to make Senior Loans thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parent Companies, each of the Lead JBIC Arrangers, each of the Senior Facility Lenders and the Administrative Agent (each a "CG Party" and collectively, the "CG Parties", which term shall include the Common Representative after the Common Representative has become a party to this Agreement in accordance with Section 9.02(a) and any Replacement Lender or Bridge Loan Provider after such Replacement Lender or Bridge Loan Provider has become a party to this Agreement in accordance with Section 9.02(b)) agree as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

     1.01 Definitions. Unless the context shall otherwise require, or unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in Schedule Z to the Master Security Agreement, dated as of the date hereof, among the Borrower, the Senior Lenders, the Lead JBIC Arrangers, the Global Coordinators, the Lead Arrangers, the Administrative Agent, the Trustee, the Offshore Collateral Agent and the Onshore Collateral Agent.

     "Accelerated Parent Company": a Parent Company with respect to which a Completion Guarantee Acceleration Event has occurred.

     "Completion Certificates": collectively, the Full Completion Variable Certificates, the Partial Completion Variable Certificates and the Non-Variable Certificates.

     "Completion Guarantee Acceleration Event": with respect to any Parent Company, either (i) such Parent Company commences a proceeding under any applicable bankruptcy, reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency, liquidation or similar law (whether now or hereafter in effect) relating to itself, or is declared bankrupt, is dissolved by reason of insolvency or makes a general assignment for the benefit of creditors, or any action is taken by it for the purpose of effecting any of the foregoing or by a receiver, custodian or trustee or other officer or representative of a court or of creditors; or there is commenced against it any such proceeding which remains undismissed for 60 days or (ii) such Parent Company fails to maintain a Net Worth at least equal to U.S.$1,500,000,000, in the case of PDC, Y90,000,000,000 in the case of SMM or SC and U.S.$300,000,000 in the case of BVN.

     "Completion Guarantee Obligations": the obligations of the Parent Companies under this Agreement.

     "Completion Release Date": the date of achievement of either (i) Full Completion or (ii) Partial Completion.

     "Defaulting Parent Company": a Parent Company with respect to which a PC Event of Default has occurred.

     "Guarantee Release Date": either (i) the date of achievement of Full Completion, with respect to all Parent Companies, or (ii) the date of occurrence of the Debt Buy-Down Release Date as contemplated under Section 3.03(d) of the Completion Guarantee.

     "Net Worth": with respect to any Person, its net worth calculated in accordance with United States GAAP.

     "Non-Accelerated Parent Companies": Parent Companies that are not Accelerated Parent Companies.

     "PC Agreements": collectively, the Completion Guarantee and the Transfer Restrictions Agreement.

     "PC Enforcement Action": means taking any legal, equitable or other remedial action provided under the Completion Guarantee or the Transfer Restrictions Agreement or any other action available under applicable law against a given Defaulting Parent Company, provided that actions taken by Senior Lenders pursuant to Section 8.06 of this Agreement shall not constitute "PC Enforcement Action".

     "Pro Rata Share": with respect to (i) PDC, 57.720%, (ii) SMM, 18.104%,
(iii) SC, 4.526% and (iv) BVN, 19.650%.

     "Subordinated Lender": a Person making a Subordinated Loan to the Borrower.

     "Subordinated Loans": unsecured indebtedness of the Borrower to a Subordinated Lender, whether presently outstanding or hereafter created, incurred or assumed, that is subordinated to the Senior Loans on the terms set forth in Exhibit A to the Completion Guarantee.

     "Target Completion Date": the date that is 42 months after the signing date of the MPA.

     "TRA Parties": the meaning given in preamble of the TRA.

     "Transfer Restrictions Agreement" or "TRA": the Transfer Restrictions Agreement, dated as of the date of the MPA, among the TRA Parties.

     1.02 Interpretation. In this Agreement and in the Appendices hereto, except to the extent that the context otherwise requires:

          (a) the Table of Contents, Articles and Section headings are for convenience of reference only and shall not affect the interpretation of this Agreement;

          (b) unless otherwise specified, references to Articles, Sections, clauses, Exhibits, Schedules and Appendices are references to Articles, Sections, clauses Exhibits and Schedules of, and Appendices to, this Agreement;

          (c) references to any document or agreement, including this Agreement, shall be deemed to include references to such document or agreement as amended, supplemented or replaced and in effect from time to time in accordance with its terms and subject to compliance with the requirements set forth herein and therein;

          (d) references to any party to this Agreement or any other document or agreement or to any other Person shall include its successors and permitted assigns;

          (e) when used in this Agreement, the words "including", "includes" and "include" shall be deemed to be followed in each instance by the words "without limitation";

          (f) when used in this Agreement, the words "herein", "hereby", "hereunder", "hereof", "hereto", "hereinbefore", and "hereinafter", and words of similar import, shall refer to this Agreement in its entirety and not to any particular section, subsection, paragraph, sub-paragraph, clause or other subdivision, exhibit, schedule or appendix of this Agreement; and

          (g) when used herein, the singular shall include the plural, the plural shall include the singular and the use of any gender shall include all genders, unless the context requires otherwise.

                                   ARTICLE II

                                   COMPLETION

     2.01 Full Completion. For purposes of this Agreement, "Full Completion" shall (subject to Section 2.03(b) hereof) occur upon the delivery by the Borrower to the Administrative Agent of the certificates and other documents, listed in clauses (a) through (h) below (each certificate listed in clause (a) and (b), a "Full Completion Variable Certificate", and each certificate listed in clause (c) through (h), a "Non-Variable Certificate").

     (a) Production Full Completion Certificate. A "Production Full Completion Certificate" executed by an Authorized Officer of the Borrower and verified by the Independent Engineer, substantially in the form set forth in Appendix A-1.

     (b) Efficiency Full Completion Certificate. An "Efficiency Full Completion Certificate" executed by an Authorized Officer of the Borrower and verified by the Independent Engineer, substantially in the form set forth in Appendix A-2.

     (c) Physical Facilities Completion Certificate. A "Physical Facilities Completion Certificate" executed by an Authorized Officer of the Borrower and verified by the Independent Engineer, substantially in the form set forth in Appendix A-3.

     (d) Insurance Completion Certificate. An "Insurance Completion Certificate" executed by an Authorized Officer of the Borrower and verified by the Insurance Consultant, substantially in the form set forth in Appendix A-4.

     (e) Legal Completion Certificate. A "Legal Completion Certificate" executed by an Authorized Officer of the Borrower, substantially in the form set forth in Appendix A-5.

     (f) I.A. Financial Completion Certificate. An "I.A. Financial Completion Certificate" executed by the Independent Accountant, substantially in the form set forth in Appendix A-6.

     (g) Borrower Financial Completion Certificate. A "Borrower Financial Completion Certificate" executed by an Authorized Officer of the Borrower, substantially in the form set forth in Appendix A-7.

     (h) Environmental Certificate. An "Environmental Certificate" executed by an Authorized Officer of the Borrower and verified by the Independent Engineer, substantially in the form set forth in Appendix A-8.

     2.02 Partial Completion. For purposes of this Agreement, "Partial Completion" shall (subject to Section 2.03(b) hereof) occur upon the delivery by the Borrower to the Administrative Agent of (i) the certificates and other documents, listed in clauses (a) and (b) below (each, a "Partial Completion Variable Certificate") and (ii) the Non-Variable Certificates.

     (a) Production Partial Completion Certificate. A "Production Partial Completion Certificate" executed by an Authorized Officer of the Borrower and verified by the Independent Engineer, substantially in the form set forth in Appendix A-9.

     (b) Efficiency Partial Completion Certificate. An "Efficiency Partial Completion Certificate" executed by an Authorized Officer of the Borrower and verified by the Independent Engineer, substantially in the form set forth in Appendix A-10.

     2.03 Completion Certificates.

     (a) The Borrower may deliver the Completion Certificates, together or separately in any order and at any time and from time to time, provided that (i) the Non-Variable Certificates (other than the Physical Facilities Completion Certificate) each shall be dated as of a date not earlier than the latest of the dates of the Variable Certificates; (ii) the Legal Completion Certificate and the Environmental Certificate shall be dated as of the same date and (iii) the Completion Test Period for the purpose of each Variable Certificate shall be the same, it being understood that such period may be different from the testing period used for the purpose of the Physical Facilities Completion Certificate.

     (b) Each Completion Certificate will be conclusive as to the matters covered therein, unless within 30 Business Days after delivery of the latest of the Completion Certificates the Administrative Agent (acting upon written instructions from any three Senior Lenders) notifies the Borrower that it intends to commence an arbitration proceeding in accordance with Section 9.16 (a "Completion Arbitration") and within 30 Business Days of such notification the Administrative Agent (acting upon written instructions from any three Senior Lenders) actually commences such arbitration.

     (c) During the pendency of any Completion Arbitration:

          (i) Full Completion or Partial Completion, as the case may be, shall be deemed not to have occurred, unless a revised, or a revised set of, Completion Certificate(s) is delivered and not challenged in accordance with Section 2.03(b);

          (ii) the Parent Companies shall only be required to make Completion Loans pursuant to Section 3.02 to the extent necessary to pay for care and maintenance costs of the Borrower that are not otherwise funded; and

          (iii) any payment to be made by a Parent Company pursuant to Article IV shall be paid to the Administrative Agent and shall be held by the Administrative Agent in escrow pending resolution of the Completion Arbitration.

     (d) At the conclusion of a Completion Arbitration,

          (i) If the arbitration panel referred to in Section 9.16 determines that a Completion Certificate was false in any material respect as of its date, all payments made to the Administrative Agent in escrow pursuant to
     Section 2.03(c)(iii) shall be distributed by the Administrative Agent to the Senior

     Lenders entitled to receive such payment pursuant to Article IV. In addition, if the challenged Completion Certificate is otherwise determined in such arbitration proceeding to satisfy the conditions for such certificate to qualify as a Partial Completion Variable Certificate, Borrower shall be entitled, during a period of 30 days, to deliver a replacement certificate with all of the information being true and correct in which case (x) Partial Completion will be deemed to have occurred as of the date of delivery of the latest of the Completion Certificates provided that the replacement certificate will be deemed delivered as of the date of delivery of the certificate so replaced and (y) the period of time allowed to the Parent Companies for exercise of the Debt Buy-Down Option pursuant to Section 3.03(a) shall be extended, as necessary, so that such period of time expires no earlier than the date that is 30 days after the conclusion of the Completion Arbitration.

          (ii) If the arbitration panel referred to in Section 9.16 determines that Full Completion or Partial Completion, as the case may be, had occurred, Full Completion or Partial Completion will be deemed to have occurred as of the date of delivery of the latest of the Completion Certificates and all payments made by any Parent Company to the Administrative Agent in escrow pursuant to Section 2.03(c)(iii), shall be returned by the Administrative Agent to such Parent Company together with accrued interest thereon.

     2.04 Waiver of Completion Conditions. The Administrative Agent (acting upon instructions from each Senior Lender) may declare Full Completion or Partial Completion to have occurred at any time prior to the satisfaction of the conditions set forth in Section 2.01 or Section 2.02, as the case may be, by delivering a notice to the Borrower and to each Parent Company, stating that Full Completion or Partial Completion, as the case may be, has occurred.

                                   ARTICLE III

                             COMPLETION UNDERTAKING

     3.01 Completion Undertaking. Subject to Article V hereof, each Parent Company undertakes, severally and not jointly, until the Completion Release Date, to use its reasonable efforts to (i) cause Borrower to construct and complete the Sulfide Project in all material respects in accordance with the description of the Sulfide Project set forth in Schedule D to the MPA on or prior to the Target Completion Date, (ii) cause the Borrower to achieve Full Completion on or before the Target Completion Date (for the avoidance of doubt, while it is the intention and objective of the Parent Companies that Full Completion be achieved and that all commercially reasonable efforts be used to achieve the same, this provision shall not require any Parent Company to cause the Borrower to attempt to achieve Full Completion if it is commercially unreasonable to do so) or (iii) if it is commercially unreasonable to cause the Borrower to attempt to achieve Full Completion, cause the Borrower to achieve Partial Completion on or before the

Target Completion Date (for the avoidance of doubt, this provision shall not require any Parent Company to cause the Borrower to attempt to achieve Partial Completion if it is commercially unreasonable to do so), provided that this provision shall not require any Parent Company to provide funding, incur or guarantee indebtedness or undertake any financial obligation, except as specifically set forth in Section 3.02. For purposes of this Section 3.01, neither the level of copper prices at any particular time of itself, nor the expected return on the incremental investment that may be required to achieve either Full Completion or Partial Completion shall in and of itself constitute sufficient grounds for a determination of the commercial reasonableness or unreasonableness of the efforts to achieve either Full Completion or Partial Completion, provided that the expected overall rate of return of each Parent Company on the totality of its investments in the Project, including such incremental investment, may be a sufficient factor in the determination of the commercial reasonableness of efforts to achieve either Full Completion or Partial Completion. The Parent Companies shall notify the Administrative Agent in writing within 3 Business Days from the making of a determination that it is commercially unreasonable to achieve Full Completion or Partial Completion, as the case may be.

     3.02 Funding Obligations.

     (a) Subject to Article V hereof, until the Completion Release Date, the Administrative Agent (acting at the direction of the Majority Lenders) or the Borrower shall have the right to notify in writing the Parent Companies of the existence and amount of a shortfall (including as a result of any cost overrun or shortfall in the amount of cash flow generated from Current Operations as compared to the amount of funds necessary to achieve Full Completion or Partial Completion, if the Parent Companies notify the Administrative Agent that, in accordance with Section 3.01, they have determined in good faith that it is commercially unreasonable to continue to attempt to achieve Full Completion (identifying the basis for such conclusion) and will proceed to attempt to achieve Partial Completion) in available funds (a "Notified Cash Shortfall"), taking into account all funds available under the Senior Loan Documents to the Borrower and all anticipated revenues from Current Operations, to satisfy amounts to become due and payable in the next Calculation Period to either (i) achieve Full Completion or Partial Completion, as the case may be, or (ii) pay Senior Loans Obligations then due and payable. The notice delivered by the Administrative Agent or the Borrower, as the case may be, shall separately identify the amounts of any shortfall required to complete the Sulfide Project, in accordance with Section 3.01, and the amounts required to pay Senior Loans Obligations, and shall serve as a request by the Administrative Agent or the Borrower, as the case may be, for such additional funding to be provided by the Parent Companies in accordance with Section 3.02(c).

     (b) Within 30 Business Days of receipt of such notification, any Parent Company shall have the right to contest such determination and ask the Independent Engineer to make a determination as to the existence and amount of such Notified Cash

Shortfall. If the Independent Engineer confirms the existence and amount of a Notified Cash Shortfall or if the Parent Companies do not contest a Notified Cash Shortfall determination by the Administrative Agent or the Borrower within the above mentioned 30 Business Days period, such Notified Cash Shortfall shall become a "Confirmed Cash Shortfall".

     (c) Subject to Article V hereof, each Parent Company shall be required to contribute (directly or indirectly) additional funds to the Borrower in the form of loans, ("Completion Loans"), in an amount equal to its Pro Rata Share of any Confirmed Cash Shortfall. With respect to a given Confirmed Cash Shortfall, the Parent Companies, at their discretion, shall decide the timing for the making of such Completion Loans, so long as the proceeds thereof are contributed to the Borrower by the Parent Companies at the same time and no later than the time funds, not otherwise available under the Senior Loan Documents to the Borrower, are required for the purpose set forth in clauses (i) and (ii) of paragraph (a).

     (d) The rights of each Parent Company against the Borrower with respect to such Parent Company's Completion Loans shall be subordinated to the rights of the Senior Lenders in accordance with the Terms of Subordination attached as Exhibit A.

     (e) At the time of the making of any Completion Loan, the Parent Companies shall enter into a pledge agreement substantially in the form attached hereto as Exhibit B to pledge the Completion Loans to secure the Senior Loans.

     (f) The obligations of the Parent Companies to make Completion Loans shall be several and shall terminate upon the occurrence of the Completion Release Date.

     (g) Notwithstanding anything in this Agreement to the contrary, to the extent that a Parent Company:

          (i) makes a Completion Loan relating to Section 3.02(a)(ii) the proceeds of which are applied to pay Senior Loans Obligations, such Parent Company's Completion Guarantee Obligation shall be deemed to be satisfied in respect of the Senior Loans Obligations to which such Confirmed Cash Shortfall relates, regardless of whether other Parent Companies make corresponding Completion Loans in respect of such Confirmed Cash Shortfall;

          (ii) provides the Borrower with, or directly purchases, its Pro Rata Share of the Purchased Principal Senior Loan Amounts pursuant to Section 3.03(b), (x) such Parent Company's Completion Guarantee Obligation shall be deemed to be satisfied and (y) such Parent Company shall have no obligation to make a Completion Loan relating to Section 3.02(a)(ii), in each case, in respect of the Senior Loans Obligations to which such purchase relates, regardless of whether other Parent Companies provide the Borrower with their respective Pro Rata Share, or make corresponding purchases, in respect of such Senior Loans Obligations, and

          (iii) makes a payment under its Completion Guarantee Obligation, pursuant to Section 4.01(a), such Parent Company shall have no obligation to make a Completion Loan relating to Section 3.02(a)(ii) in respect of Senior Loans Obligations to which such Completion Guarantee Obligation payment relates, regardless of whether other Parent Companies have made corresponding Completion Guarantee Obligation payments.

     3.03 Debt Buy-Down Option.

     (a) If Full Completion is not achieved on or before the Target Completion Date, upon the achievement of Partial Completion on or prior to the Target Completion Date the Parent Companies shall have the right, but not the obligation, by delivery of written notice (the "Debt Buy-Down Notice") to the Administrative Agent, no later than the date that is 30 Business Days before the date that is twelve (12) months following the Target Completion Date, to purchase, or cause to be prepaid, Senior Facility Loans (on a pro rata basis based on the Outstanding Advance Amount of each Senior Facility Lender) in an aggregate amount (the "Retired Principal Senior Loan Amount") sufficient to ensure that the projected Annual DSCR with respect to each Calculation Period is at least equal to 1.5X. The agreed methodology for the calculation of the Retired Principal Senior Loan Amount is attached as Schedule A.

     (b) The Parent Companies shall cause the Borrower to calculate, and notify to the Administrative Agent and the Senior Facility Lenders for their review, the projected Annual DSCR and the Maximum Allowed Debt Amount. In case of disagreement, the Administrative Agent (on its own behalf or upon the instructions of any Senior Facility Lender) shall have the right within 10 Business Days to request that the Independent Public Accountants verify in writing such computations and provide alternate computations, if necessary. The Borrower and the Administrative Agent (acting at the direction of any Senior Facility Lender) shall both instruct the Independent Public Accountants to complete its verification and provide such alternate computations, if necessary, within 10 Business Days from the date of such instruction. The calculation made by the Independent Public Accountants shall be final absent manifest error.

     (c) Concurrently with the delivery by the Parent Companies of the Debt Buy-Down Notice, the Parent Companies shall cause the Borrower to notify to the Administrative Agent and the Senior Facility Lenders the Retired Principal Senior Loan Amount. Within 15 Business Days from the Buy-Down Notice Date, the Parent Companies shall have the right to notify in writing the Administrative Agent of the aggregate amount (up to the Retired Principal Senior Loan Amount) of Senior Facility Loans that they intend to purchase (the "Purchased Principal Senior Loan Amount"). On the date that is 30 Business Days after the date of the Debt Buy-Down Notice or on such other date (at least 15 Business Days following the date of the notification contemplated in the previous sentence) as the Parent Companies and the Administrative Agent (acting upon instructions of the Supermajority Facility Lenders) agree (the "Debt Buy-Down Closing Date"):

          (i) Each Parent Company shall (directly or through a third party, in which case each reference to such Parent Company in subsection (c)(ii),
     (d)(ii) and (e) below shall be read as a reference to such third party) purchase its Pro Rata Share of the Purchased Principal Senior Loan Amount (on a pro rata basis among the Senior Facility Lenders based on their respective Outstanding Advance Amounts) at a purchase price (payable in cash and in immediately available funds) equal to 100% of such principal amount to be paid plus accrued and unpaid interest to the Debt Buy-Down Closing Date;

          (ii) each Senior Facility Lender shall sell to each Parent Company such portion of the Purchased Principal Senior Loan Amount to be purchased by such Parent Company from such Senior Facility Lender on such date and shall execute such documents as may be necessary to document the sale by such Senior Facility Lender to the Parent Companies of its pro rata share of the Purchased Principal Senior Loan Amount; and each Parent Company shall enter into a pledge agreement pledging such portion of the Purchased Principal Senior Loan Amount purchased by such Parent Company to secure the Senior Loans, and confirming the subordination of such Purchased Principal Senior Loan Amount as required by Section 3.02(e), in substantially the form attached as Exhibit B; and

          (iii) each Parent Company may cause the Borrower to prepay Senior Facility Loans in an amount (the "Prepaid Principal Senior Loan Amount") equal to the difference between the Retired Principal Senior Loan Amount and the aggregate portion of the Purchased Principal Senior Loan Amount purchased by all Parent Companies, provided that upon giving effect to such prepayment the Reserve Accounts are fully funded as contemplated in the MSA and the Borrower has cash on hand in the Proceeds Account (excluding funds credited to the Senior Debt Service Reserve Sub-Account, the Senior Debt Accumulation Sub-Account and insurance proceeds credited thereto that are subject to Section 3.06(b) of the MPA) to pay for at least 30 days of Operating Costs.

     (d) The Debt Buy-Down Release Date shall occur in any of the following circumstances:

          (i) If the Maximum Allowed Debt Amount is greater than or equal to the Calculation Date Outstanding Amount, (x) 10 Business Days after notification by the Borrower to the Administrative Agent of its computation of the Maximum Allowed Debt Amount, if the Administrative Agent has not delivered a written notice requesting the Independent Public Accountants to verify such computation by such time or (y) upon the notification by the Independent Public Accountants of their confirmation that the Maximum Allowed Debt Amount is greater than or equal to the Calculation Date Outstanding Amount; and

          (ii) If the Calculation Date Outstanding Amount is greater than the Maximum Allowed Debt Amount, (A) on such date as the Post Calculation Date Excess Repayment Amount equals or exceeds the Calculation Date Excess Amount or (B) on the Debt Buy-Down Closing Date, if the sum of the aggregate amount of Senior Facility Loans purchased and paid in full by the Parent Companies and the aggregate amount of Senior Facility Loans prepaid by the Borrower pursuant to Section 3.06(g) of the MPA, on or prior to such date, equals at least the Retired Principal Senior Loan Amount.

     (e) The rights of each Parent Company against the Borrower with respect to such Parent Company's Purchased Principal Senior Loan Amount shall be subordinated to the rights of the Senior Lenders in accordance with the Terms of Subordination attached as Exhibit A.

     (f) The obligations of the Parent Companies on the Debt Buy-Down Closing Date shall be several and shall terminate upon the occurrence of the Guarantee Release Date.

                                   ARTICLE IV

                      GUARANTEE OF SENIOR LOANS OBLIGATIONS

     4.01 Guarantee of Senior Loans Obligations.

     (a) Subject to Article V, each Parent Company unconditionally and irrevocably guarantees to each Senior Lender, on a several basis, the punctual payment by the Borrower of such Parent Companies' Pro Rata Share of all Senior Loans Obligations (each such obligation, as it may from time to time be amended or waived in accordance with the Master Participation Agreement or the Peruvian Bonds Indenture, as the case may be, a "Guaranteed Obligation"), whether now existing or hereafter existing or due or to become due, so long as such Guaranteed Obligations are due and payable on or prior to the Guarantee Release Date and are not paid by the Borrower when and as the same shall become due and payable, whether at maturity, upon acceleration or otherwise.

     (b) Each Parent Company agrees that its obligations under this Section 4.01 shall be unconditional and irrevocable, irrespective of the invalidity or unenforceability of the Guaranteed Obligations, the absence of any action to enforce the Guaranteed Obligations against Borrower, any waiver or consent by any Senior Lender with respect to any provision of this Agreement or any other Financing Document, the recovery of any judgment against the Borrower or any action to enforce the same, the insolvency or bankruptcy of the Borrower or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. Each Parent Company waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Borrower, any right to require a proceeding first against the Borrower or against any other Person under any guarantee of, or security for any Guaranteed Obligation, protest, notice and all demands whatsoever or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety or otherwise impair the right of any Appointed Party or any Senior Lender.

     (c) Each Parent Company agrees, subject to Article V and to Section 3.02(g), that its obligations under this Article IV with respect to any Guaranteed Obligation will not be discharged except by complete payment by the Borrower of such Guaranteed Obligation or by complete payment by such Parent Company of its Pro Rata Share of any such Guaranteed Obligation. In the event that any payment made by the Borrower to Senior Lenders in respect of any Guaranteed Obligation is rescinded or must otherwise be returned for any reason whatsoever, such payment shall be treated as a Guaranteed Obligation and each Parent Company shall remain liable for such Guaranteed Obligation to the extent provided herein as if such payment had not been made and:

          (i) if any of the Parent Companies' obligations under this Completion Guarantee have been terminated in accordance with this Agreement, such obligations shall be reinstated to the extent necessary for the Parent Company to comply with the foregoing provisions of this sentence; and

          (ii) each of the Parent Companies agrees that it will pay or reimburse each Appointed Party and each Senior Lender within 30 days of written request for its Pro Rata Share of all reasonable and documented costs and expenses (including, without limitation, reasonable and documented fees and disbursements of counsel) incurred by any such Appointed Party or any such Senior Lender, as the case may be, in connection with the rescission or restoration of the Completion Guarantee, including any such costs and expenses incurred in defending against any claim alleging that any payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     (d) Each Parent Company agrees that any Senior Lender may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of such Parent Company, extend the time of payment of, exchange or surrender, or fail to perfect, collateral for, or renew any of the Guaranteed Obligations owed to it, and may also make any agreement with the Borrower, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Senior Lenders and the Borrower, without in any way impairing or affecting its obligations pursuant to this Article IV.

     4.02 Payments Free and Clear of Taxes, Etc.

     (a) Any and all payments made by or on account of a Parent Company to a Senior Facility Lender on account of a Guaranteed Obligation pursuant to this
Article IV, shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future Indemnified Taxes, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority in Peru, the United States and Japan, unless such deduction or withholding is required by applicable Government Rule, in which case paragraph (b) below shall apply.

     (b) If a Parent Company shall be required by law to deduct any Indemnified Taxes now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority in Peru, the United States, Germany or Japan from or in respect of any sum payable hereunder or under the Senior Facility Loan Agreements, such Parent Company shall, at its option, either (i) pay to the Senior Facility Lender in respect of which such deduction or withholding is required to be made, such Additional Tax Amount, as may be necessary so that after all required deductions and withholdings (including, without limitation, deductions and withholdings applicable to Additional Tax Amounts), such Senior Facility Lender receives on the due date thereof an amount equal to the sum it would have received, had no such deduction or withholding been made, or (ii) in the case of Peruvian Taxes, assume the payment of the Indemnified Tax and pay directly the full amount to the tax administration when due in accordance with
Article 47 of the Peruvian Income Tax Act, so that the amount paid to the Senior Facility Lender equals the amount it would have received if the Borrower or the Parent Companies (as applicable) had not been required by law to deduct such Indemnified Tax.

     (c) Each Parent Company will indemnify the Administrative Agent and each Senior Facility Lender against, and reimburse the Administrative Agent and each Lender on demand for, any Indemnified Taxes paid directly by the recipient of a payment made by such Parent Company with respect to which such Indemnified Tax is levied in circumstances where such Parent Company has failed to comply with its obligation to pay Additional Tax Amount as contemplated in Section 4.02(b) and any loss, liability, claim or expense, including interest, penalties, judgments, costs or disbursements and reasonable and documented legal fees, which the Administrative Agent or any Senior Facility Lender may incur at any time arising out of or in connection with any failure of such Parent Company to make any payment of such Indemnified Taxes when due.

     (d) Each Senior Facility Lender shall, from time to time, following receipt of a written request therefor by a Parent Company, furnish to such Parent Company any form or certificate and other assistance reasonably requested that may be necessary to establish any available exemption from, or reduction in the amount of, Indemnified Taxes.

     4.03 Subrogation of Parent Companies to Rights of Senior Lenders Against Borrower.

     (a) Each Parent Company shall be subrogated to all of the rights of the Senior Lenders against the Borrower and its properties in respect of any amounts paid by such Parent Company on account of Guaranteed Obligations under this
Article IV; provided, however, that the rights of each Parent Company on account of such subrogation shall be subordinated to the Senior Loans in accordance with the Terms of Subordination set forth as Exhibit A.

     (b) Notwithstanding their subrogation rights, no Parent Company shall have the right to participate in voting decisions of the Senior Lenders so long as the Senior Loans remain outstanding.

     4.04 Several Obligations. The obligations of the Parent Companies under this Article IV shall be several and shall terminate upon the occurrence of the Guarantee Release Date.

                                   ARTICLE V

                    SUSPENSION AND TERMINATION OF OBLIGATIONS
                     DUE TO EVENT OF POLITICAL FORCE MAJEURE

     5.01 Declaration of Event of Political Force Majeure; Suspension of Obligations. Upon the Continuance of an Event of Political Force Majeure, the Parent Companies shall have the right to declare that an Event of Political Force Majeure has occurred and is Continuing by delivering a notice in accordance with Section 5.03. In the event an Event of Political Force Majeure is declared under this Section, or by the Senior Facility Lenders in accordance with Section 11.01 of the Master Participation Agreement, the Completion Guarantee Obligations shall be suspended automatically (subject to reinstatement in accordance with Section 5.05 or termination in accordance with Section 5.02).

     5.02 Termination Due to Event of Political Force Majeure. Subject to
Section 5.05, the Parent Companies shall have the right, by delivering a notice in accordance with Section 5.03, to terminate their respective Completion Guarantee Obligations, at the election of the Parent Companies, if:

          (i) the Completion Guarantee Obligations shall have been suspended in accordance with Section 5.01, and

          (ii) an Event of Political Force Majeure shall have occurred and be Continuing for a period of 360 days following such declaration.

     5.03 Notice by Parent Companies of Exercise of Suspension or Termination Rights. In order for the Parent Companies to declare that an Event of Political Force Majeure has occurred and is Continuing or to terminate their Completion Guarantee Obligations pursuant to Section 5.02, the Parent Companies shall deliver a certificate to each Senior Lender, setting forth in reasonable detail, as applicable, (i) the events, conditions, circumstances or occurrences that constitute an Event of Political Force Majeure, (ii) the type of Event of Political Force Majeure which has occurred, (iii) the date as of which such Event of Political Force Majeure has occurred, (iv) the provision hereunder pursuant to which the Completion Guarantee Obligations are to be suspended or terminated and (v) in the event of termination under Section 5.02, that such Event of Political Force Majeure has Continued for the time period specified in such clause.

     5.04 Arbitration. The Administrative Agent (acting pursuant to instructions from the Majority Lenders) shall have 60 days after receipt of a certificate delivered under Section 5.03 to deliver a notice to the Parent Companies to the effect that the Senior Lenders (i) disagree that an Event of Political Force Majeure has occurred and is Continuing and (ii) intend to commence arbitration proceedings under Section 9.16 within 45 days of such notice. Each such notice shall state in reasonable detail the bases for the Senior Lenders' disagreement. If the Administrative Agent does not timely deliver a notice under this Section or if such arbitration is not timely commenced by the Administrative Agent, a certificate delivered under Section 5.03 shall be considered determinative of the items addressed therein. Pending resolution of any arbitration proceedings, the Completion Guarantee Obligations shall remain suspended unless such Completion Guarantee Obligations are otherwise reinstated pursuant to Section 5.05.

     5.05 Reinstatement of Suspended Obligations.

     (a) The Completion Guarantee Obligations, if suspended in accordance with
Section 5.01 (and not terminated under Section 5.02), shall be reinstated in full force and effect, and shall be enforceable as if no such suspension had occurred, upon the earlier of (i) cessation of the Event of Political Force Majeure giving rise to such suspension or (ii) determination by an arbitral tribunal that the particular event or condition does not constitute an Event of Political Force Majeure or that such event or condition has ceased. Thereafter, the Completion Guarantee Obligations shall be reinstated in full force and effect (unless and except to the extent that at such time the Completion Guarantee Obligations shall have been suspended or terminated based upon a different Event of Political Force Majeure).

     (b) If an Event of Political Force Majeure declared under Section 5.01 has ceased, the Parent Companies shall immediately deliver a notice to the Administrative Agent declaring that such Event of Political Force Majeure has ceased. In the event a cessation notice is delivered under the preceding sentence, the Event of Political Force Majeure shall be considered to have ceased (and the Completion Guarantee Obligations unless otherwise suspended or terminated in accordance with this Agreement shall be reinstated in full force and effect).

     (c) If the Parent Companies have not delivered such a notice, and the Majority Lenders believe that such Event of Political Force Majeure has ceased, the Majority Lenders may instruct the Administrative Agent to deliver to the Parent Companies a notice stating that such Senior Lenders have determined that such Event of Political Force Majeure has ceased. The notice delivered by the Administrative Agent shall state in reasonable detail the bases for such Senior Lender's determination. Within 30 days following delivery to the Parent Companies of such notice, the Parent Companies may deliver to the Administrative Agent, a notice stating that they disagree that such Event of Political Force Majeure has ceased and intend to commence arbitration proceedings within 30 days from the date of such notice.

          Such notice shall state in reasonable detail the bases for the Parent Companies' disagreement. Any such arbitration shall be conducted as provided in
Section 9.16. The Parent Companies' Completion Guarantee Obligations shall remain suspended pending resolution of the arbitration proceeding unless such Completion Guarantee Obligations are otherwise reinstated or terminated pursuant to this Article V.

          If such arbitration is commenced within such 30 days and the arbitrators rule in favor of the Parent Companies, the Parent Companies' Completion Guarantee Obligations shall remain suspended or be terminated, as the case may be. If such arbitration is not commenced within such 30 days or the arbitrators rule that such Event of Political Force Majeure has ceased, the Parent Companies' Completion Guarantee Obligations shall be reinstated in full force and effect and shall be enforceable as if no suspension had occurred (unless and except to the extent that at such time (i) the Completion Guarantee Obligations shall have been suspended or terminated based upon a different Event of Political Force Majeure, or (ii) the Completion Guarantee Obligations have been suspended, based upon the suspension by a Senior Lender, pursuant to
Section 11.01 of the Master Participation Agreement, of its obligations to make additional Senior Loans, based upon a different Event of Political Force Majeure).

     5.06 Limitations on Rights to Suspend or Terminate. Notwithstanding any other provision of this Agreement, the occurrence of an Event of Political Force Majeure shall not operate to suspend or terminate the Completion Guarantee Obligations of the Parent Companies pursuant to this Article V if:

     (a) the occurrence of such Event of Political Force Majeure is proximately caused by actions or omissions of the Borrower, the Parent Companies or any Shareholder that constitute a breach in a material respect of any law, statute, decree, writ or order of any Governmental Authority binding on it and relating to the Business (except for contest, or the breach, of any such law, statute, decree, writ or order, the adoption or application of which would (i) in the reasonable judgment of the Borrower, the Parent Companies or any Shareholder constitute a breach of, or be inconsistent with, the Stability Agreement or (ii) constitute an Event of Political Force Majeure);

     (b) such Event of Political Force Majeure has been voluntarily agreed to (which for this purpose shall not include coerced agreement), or voluntarily arranged or provoked by the Borrower, the Parent Companies or any Shareholder or any Affiliate thereof; or

     (c) the Borrower, the Parent Companies or any Shareholder has failed to take reasonable precautions or pursue reasonable alternative measures available to it to prevent or mitigate the effects of such Event of Political Force Majeure; provided, however, that neither the Borrower, the Parent Companies or any Shareholder shall be required by this clause (c) to accept, acquiesce in or agree to any modification of any right, make any payment or concession it is not legally obligated to make or enter into any settlement, compromise or agreement with any Governmental Authority, labor union or other Person that it is not legally obligated to enter into.

provided that this Section shall not apply to actions or omissions of the Borrower to the extent that the Borrower is not under the control of the Shareholders as controlling shareholder(s) of the Borrower (other than by reason of voluntary acts of the Shareholders).

     5.07 Effect of Arbitration on Time Periods. If an arbitration commenced pursuant to Section 5.04 is pending when the time period set forth in Section
5.02 expires and the Parent Companies deliver a termination certificate in accordance with Section 5.03, such termination shall not become effective until the conclusion of such arbitration (and then only if arbitrators rule termination was permitted under this Agreement).

                                   ARTICLE VI

             REPRESENTATIONS AND WARRANTIES OF THE PARENT COMPANIES

     6.01 Representations and Warranties of the Parent Companies. Each Parent Company represents and warrants to each Senior Facility Lender with respect to itself that:

     (a) Organization. It is a corporation duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation referred to in the recital of the parties at the beginning of this Agreement.

     (b) Authority. It has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder in accordance with the terms provided herein.

     (c) Binding Agreement. This Agreement has been duly authorized, executed and delivered by it and constitutes a valid and legally binding agreement, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (d) Consents and Approvals for this Agreement. All Governmental Approvals which are necessary for the execution and delivery by it of this Agreement and the performance of its obligations hereunder have been obtained and are in full force and effect.

     (e) Conflicts. There is no provision of law, statute, regulation, rule, order, injunction, decree, writ or judgment, no provision of its organizational documents and no provision of any mortgage, indenture, contract or agreement binding on it or affecting its properties, which would prohibit, conflict with or in any way prevent its execution, delivery, or performance of the terms of this Agreement.

     (f) No Immunity. Neither it nor any of its assets have any immunity (or rights to claim that it has immunity) from jurisdiction of any court or from any legal process (whether through service, notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise).

     (g) Financial Statements.

          (i) Its consolidated financial statements for the period ended June 30, 2005 are true, complete and correct and fairly present in all material respects its financial condition as of the date thereof, all in accordance with Peruvian GAAP for BVN, United States GAAP for PDC and SC and Japanese GAAP for SMM (subject to normal year-end adjustments).

          (ii) Except as otherwise disclosed to the Senior Lenders in writing prior to the date hereof, since the date of such financial statements there has been no material adverse change in such Parent Company's financial condition.

     (h) Litigation. There is no action, suit, proceeding or investigation, at law or in equity, or before any Governmental Authority or other Person, pending or, to the best knowledge of such Parent Company, threatened, against or affecting such Parent Company or its assets that (i) questions the validity of this Agreement or any action taken or to be taken pursuant hereto or thereto, or
(ii) in any case or in the aggregate would reasonably be expected to result in a material adverse effect on the ability of such Parent Company to comply with its obligations hereunder.

     (i) Ranking. Its obligations under this Agreement shall rank pari passu with or senior to all other senior unsecured and unsubordinated obligations of such Parent Company.

                                   ARTICLE VII

                        COVENANTS OF THE PARENT COMPANIES

     7.01 Net Worth. Until the earlier of (i) Guarantee Release Date and (ii) the termination of the Completion Guarantee Obligations of a given Parent Company, each Parent Company shall maintain a Net Worth at least equal to U.S.$1,500,000,000 in the case of PDC, Y90,000,000,000 in the case of each of SMM and SC, and U.S.$300,000,000 in the case of BVN.

     7.02 Financial Disclosure. Each Parent Company shall cause to be prepared and deliver to the Administrative Agent the following financial information, to the extent that it is not publicly available or filed with any stock exchange:

          (a) As soon as available but in no event more than 60 days after the end of each of the first three fiscal quarters of each fiscal year of such Parent Company, financial statements of such Parent Company consisting of an unaudited balance sheet of such Parent Company as of the close of such quarter and unaudited statements of income and expense and changes in financial position from the beginning of the then-current fiscal year to the close of such quarter, certified by an Authorized Officer of such Parent Company; and

          (b) As soon as available but in no event more than 120 days after the end of each fiscal year of such Parent Company, audited financial statements of such Parent Company consisting of a balance sheet as of the end of such fiscal year and a statement of income and expense and changes in financial position for such fiscal year, certified by the Independent Public Accountant

     The above financial statements shall be prepared in accordance with Peruvian GAAP for BVN, United States GAAP for PDC and SC and Japanese GAAP for SMM. No Parent Company shall have responsibility to deliver such financial statements with respect to any other Parent Company.

                                  ARTICLE VIII

                             PARENT COMPANY DEFAULTS

     8.01 Parent Company Defaults. Subject to Section 8.02, each of the following events shall be a "PC Event of Default" with respect to the Parent Company with respect to which such event occurs:

     (a) Payment Default. Any Parent Company fails to pay or cause to be paid, or to have paid on its behalf, on the date on which the same is due and payable, any amount payable under Article IV on account of a Guaranteed Obligation (and no other Parent Company cures such breach in accordance with Section 8.02(b) hereof), and such failure continues unremedied for (i) in the case of an amount payable on account of Senior Loans Obligations that is principal, interest or fees, three (3) Business Days from the date notice of such failure to pay was received by such Parent Company; and (ii) in the case of an amount payable on account of any other Senior Loans Obligations, five (5) Business Days from the date notice of such failure to pay was received by such Parent Company.

     (b) Breach of Representation. A representation or warranty made by a Parent Company hereunder shall prove to have been false when made in any material respect and such breach of representation or warranty could reasonably be expected to have a material adverse effect on the ability of the Parent Company to comply with its obligations hereunder and is not corrected or cured within 10 Business Days after notice from the Administrative Agent (acting pursuant to instructions from the Majority Lenders) specifying such breach and requiring that it be remedied;

     (c) Breach of Covenant.

          (i) A Parent Company fails to comply with any of its covenants set forth in Sections 3.01 (Completion Undertaking), 3.02 (Funding Obligations), 7.01 (Net Worth) and 7.02 (Financial Disclosure) (and no other Parent Company timely cures such breach in accordance with Section 8.02(b) hereof), and such failure continues unremedied for thirty days after notice thereof is given by the Administrative Agent (acting pursuant to instructions from the Majority Lenders) specifying such default and requiring that it be remedied; or

          (ii) Any of the Shareholders or the Parents is not in compliance with its share transfer restrictions set forth in Article II of the Transfer Restriction Agreement.

     (d) Bankruptcy. A Completion Guarantee Acceleration Event described in clause (i) of the definition thereof occurs with respect to a Parent Company.

     (e) Debt Buy-Down Failure. Partial Completion is achieved by the Target Completion Date and the Parent Companies timely exercise their option to buy down debt pursuant to Section 3.03 but a Parent Company fails to comply with its obligations to purchase Senior Facility Loans on the Debt Buy-Down Closing Date (and no other Parent Company cures such breach in accordance with Section 8.02(b) hereof).

     8.02 Exception to Section 8.01.

     (a) The occurrence and Continuance of any of the events listed in Section
8.01 while a Parent Company's Completion Guarantee Obligations are suspended under Article V shall not constitute a PC Event of Default with respect to such Parent Company (although if any such event is Continuing at the time of a reinstatement of a Parent Company's Completion Guarantee Obligations in accordance with Section 5.05, such event shall constitute a PC Event of Default with respect to such Parent Company upon the expiration of any applicable grace period commencing with the time such Parent Company's Completion Guarantee Obligations are reinstated in accordance with Section 5.05).

     (b) Each Parent Company shall have the right to cure a PC Event of Default with respect to another Parent Company. Such right shall include the right to make payments to the Senior Lenders on behalf of a Defaulting Parent Company.

     8.03 Declaration of Event of Default.

     (a) Upon the receipt by the Administrative Agent of a certificate from any Senior Lender stating that a PC Event of Default described in Section 8.01(a) has occurred and remains uncured and identifying the Defaulting Parent Company or Companies with respect to which such PC Event of Default has occurred, the Administrative Agent (subject to Section 8.04 hereof), by written notice to the Parent Companies and each Senior Lender in accordance with Section 9.08, shall declare that a "PC Event of Default" has occurred with respect to each relevant Defaulting Parent Company.

     (b) A "PC Event of Default" shall also occur without such declaration or other notice, upon the occurrence of the PC Event of Default referred to in
Section 8.01(d) hereof with respect to the Parent Company affected by the event described therein.

     (c) Upon the receipt by the Administrative Agent of a certificate approved by the Majority Lenders stating that a PC Event of Default other than a PC Event of Default referred to in Section 8.03(a) or 8.03(b) has occurred and remains uncured and identifying the Defaulting Parent Company or Companies with respect to which such PC Event of Default has occurred, the Administrative Agent (subject to Section 8.04 hereof), by written notice to the Parent Companies and each Senior Lender in accordance with

Section 9.08, shall declare that a "PC Event of Default" has occurred with respect to each relevant Defaulting Parent Company.

     8.04 Cessation of PC Event of Default; Rescission of Acceleration.

     (a) Cessation of PC Event of Default. (i) Any Senior Lender that has given, or approved, a certificate or declared a PC Event of Default pursuant to Section
8.03 hereof agrees promptly to notify the Administrative Agent upon the cessation of the PC Event of Default to which such certificate related of which such Senior Lender has knowledge and (ii) so long as any PC Event of Default described in clause (a) of Section 8.01 shall have been fully cured, the Majority Lenders, in their discretion, may notify the Administrative Agent upon the cessation of the PC Event of Default to which any certificate given or approved pursuant to Section 8.03 relate and of which the Majority Lenders have knowledge. Any notice given pursuant to this Section 8.04 is a "PC Cessation Notice". The Administrative Agent shall promptly forward such PC Cessation Notice to each Parent Company in accordance with Section 9.08. A PC Cessation Notice shall be effective, (x) if it relates to a PC Event of Default declared under Section 8.01(a), upon receipt by the Parent Companies, if it is approved by the Senior Lender that has declared such PC Event of Default or the Majority Lenders (in accordance with this Section 8.04(a)), and (y) otherwise, upon receipt by the Parent Companies, if it is approved by the Majority Lenders.

     (b) Rescission of Acceleration. Upon the delivery of a PC Cessation Notice to the Administrative Agent pursuant to clause (a) above, (i) the Requisite Lenders giving such PC Cessation Notice (in the case of a PC Cessation Notice that relates to a PC Event of Default declared pursuant to Section 8.03(a) hereof) or (ii) the Majority Lenders (in the case of a PC Cessation Notice that relates to any other PC Event of Default), as the case may be, may, in its or their discretion, rescind and annul any acceleration (made during the Continuance of such PC Event of Default) of Guaranteed Obligations, in which case the Defaulting Parent Company shall be released from its obligations to pay such accelerated Guaranteed Obligations, provided that no such rescission or annulment described in this Section 8.04(b) shall (x) require any Senior Lender to return any amount received by it during the Continuance of such PC Event of Default and (y) affect the declaration of a PC Event of Default or the exercise of any remedies exercisable upon the occurrence of such subsequent PC Event of Default or impair any right of any Senior Lender with respect thereto.

     8.05 Remedies.

     (a) Subject to Section 8.02, at any time during the Continuance of a PC Event of Default described in Section 8.01(a), which has been declared pursuant to Section 8.03(a) hereof, the Administrative Agent, acting upon instructions from the Majority Lenders, shall have the right by written notice to the Defaulting Parent Company to require the Defaulting Parent Company to immediately pay to such Senior

Lender such Parent Company's Pro Rata Share of such Senior Lender's Outstanding Advance Amount, without further notice and without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Defaulting Parent Company.

     (b) Subject to Section 8.02, at any time upon the occurrence of the PC Event of Default described in Section 8.01(d) hereof with respect to a Defaulting Parent Company, such Defaulting Parent Company shall be immediately required to pay its Pro Rata Share of all Senior Lenders' Outstanding Advance Amounts, without further notice and without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Defaulting Parent Company.

     (c) Subject to Section 8.02, at any time upon the occurrence of a PC Event of Default (other than a PC Event of Default described in Section 8.01(a) or 8.01(d)) with respect to a Defaulting Parent Company, the Administrative Agent (acting upon instructions from the Majority Lenders) shall have the right to require such Defaulting Parent Company to immediately pay its Pro Rata Share of all Senior Lenders' Outstanding Advance Amounts, without further notice and without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Defaulting Parent Company.

     (d) Subject to Section 8.02, (i) upon the occurrence of any PC Event of Default described in Section 8.01(a), the Majority Lenders, (ii) upon the occurrence of the PC Event of Default described in Section 8.01(d), any Senior Lender and (iii) upon the occurrence of a PC Event of Default (other than a PC Event of Default described in Section 8.01(a) or 8.01(d)), the Majority Lenders, in each case, shall have the right to request the Administrative Agent to take any and all PC Enforcement Actions by delivering a notice identified as a Parent Company enforcement direction (a "PC Enforcement Direction").

     8.06 Control of PC Enforcement Action by Administrative Agent. If the Senior Lenders have sent to the Administrative Agent a PC Enforcement Direction (the Senior Lenders sending such PC Enforcement Direction, the "PC Enforcing Lenders"), together with an indemnity or other arrangement to reimburse satisfactory to the Administrative Agent, provided that neither the Peruvian Bondholders nor the Common Representative shall be required to indemnify the Administrative Agent in an amount in excess of the proceeds recovered by the Common Representative on behalf of the Peruvian Bondholders as a result of such PC Enforcement Action, then:

          (i) The Administrative Agent shall exercise its rights and powers vested in it by this Agreement or by the Transfer Restrictions Agreement which it is directed by the PC Enforcing Lenders to exercise against the Parent Companies and shall not be liable with respect to any action taken or omitted to be taken by it in accordance with such PC Enforcement Direction; and

          (ii) The PC Enforcing Lenders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Administrative Agent, or exercising any power conferred upon the Administrative Agent hereunder; provided that (i) such direction shall not be in conflict with applicable law, this Agreement or any of the other Financing Documents and (ii) the Administrative Agent may take any other action incidental to carrying out any such direction.

     8.07 Limitation on Enforcement Action.

     (a) No Senior Lender (except by a PC Enforcement Direction properly taken hereunder or as provided in this Section) shall have the right in respect of this Agreement or the Transfer Restrictions Agreement to take any PC Enforcement Action against the Parent Companies, it being understood and intended that no Senior Lender shall have any rights in any manner whatsoever to affect, disturb or prejudice the rights of any of the other Senior Lenders, or to obtain or seek to obtain priority or preference over any other Senior Lender or to enforce any rights under this Agreement or the Transfer Restrictions Agreement, except in the manner herein provided.

     (b) Notwithstanding the provisions of paragraph (a) above, each Senior Lender shall have the right, without the consent of or participation by the Administrative Agent or any other Senior Lender, when permitted under the terms of this Agreement or the Transfer Restrictions Agreement, to (i) institute any proceeding, judicial or otherwise against any Defaulting Parent Companies (other than a proceeding under bankruptcy law or other reorganization, arrangement, rearrangement of debt, relief of debtors, dissolution, insolvency, liquidation or similar law or for the appointment of a receiver, trustee or other officer or representative of a court or creditors), and to (ii) obtain a judgment and/or an order of attachment or other similar document issued by any court of competent jurisdiction, in each case, to the extent, but only to the extent, necessary to preserve such Senior Lender's rights against such Defaulting Parent Company which are in peril of losing their legal validity due to the impending or anticipated expiration of any applicable statute of limitations or similar law limiting the period of time in which legal action must be taken or commenced; provided that such Senior Lender may not take any action to enforce any such judgment or order of attachment against such Defaulting Parent Company.

     (c) If (i) the PC Enforcing Lenders have given a PC Enforcement Direction to the Administrative Agent, (ii) the PC Enforcing Lenders have offered to the Administrative Agent an indemnity or other arrangement to reimburse reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such direction, and (iii) the Administrative Agent, for 30 days after its receipt of such PC Enforcement Direction, has failed to institute any proceeding, then, unless a successor Administrative Agent shall have been appointed within 30 days thereafter pursuant to the Master Participation Agreement, the PC Enforcing Lenders acting by themselves may take, or agree that one or more PC Enforcing Lender may take, any PC Enforcement Action that the Administrative Agent is authorized to take hereunder.

     (d) At any time after a PC Enforcement Direction has been properly given, Senior Lenders may agree upon any other manner or method of preserving, enforcing or collecting Guaranteed Obligations, whether or not provided for or contemplated herein, provided that (i) any such agreement which would result in payment or satisfaction of Guaranteed Obligations on a basis which does not constitute a Pro Rata Payment shall require the consent of all Senior Lenders,
(ii) the Administrative Agent shall be notified of any such agreement and (iii) any such agreement shall not adversely affect any of the Administrative Agent's rights or indemnities under this Agreement or any Financing Document or enlarge its duties hereunder or thereunder.

                                   ARTICLE IX

                                  MISCELLANEOUS

     9.01 Subordination of the Parent Companies. The rights of each Parent Company against the Borrower with respect to Completion Loans, Purchased Principal Senior Loan Amount and resulting from any amounts paid by such Parent Company on account of Guaranteed Obligations under Article IV or Article VIII (collectively, the "PC Reimbursement Rights") shall be pledged for the benefit of the Senior Lenders and shall be subordinated to the rights of the Senior Lenders in accordance with the Terms of Subordination attached in Exhibit A. The Parent Companies acknowledge and agree that all payments by the Borrower to the Parent Companies on account of PC Reimbursement Rights shall be Restricted Payments and shall be made only to the extent the Borrower is allowed to make Restricted Payments pursuant to the Master Participation Agreement (a "Permitted Subordinated Payment") and that they shall not initiate any proceedings against the Borrower with respect to the Collateral until payment in full of all Senior Loans. In the event that, notwithstanding the foregoing, a Parent Company receives on account or in respect of its PC Reimbursement Rights any distribution of assets by the Borrower or payment by or on behalf of the Borrower of any character, whether in cash, securities or other property, that is not a Permitted Subordinated Payment, it shall hold in trust (as property of the Senior Lenders) for the benefit of, and shall, no later than five Business Days after receipt thereof, pay over or deliver to, the Senior Lenders such distribution or payment in the form received (except for the endorsement or assignment by a Parent Company where necessary) for application in accordance with (i) the Master Participation Agreement and the Senior Facility Loan Agreements, in the case of Senior Facility Lenders Documents or (ii) the Peruvian Bonds Indenture, in the case of Peruvian Bondholders.

     9.02 Accession.

     (a) On the Bonds Closing Date, if any, the Common Representative shall become a party to this Agreement by entering into, in its capacity as Common Representative, a New Party Accession Agreement, and thereupon the Peruvian Bondholders, acting through the Common Representative, shall collectively have all the rights and obligations of a Senior Lender.

     (b) A Replacement Lender or a Bridge Loan Provider, as the case may be, may become a party to this Agreement by entering into a New Party Accession Agreement and thereupon such Replacement Lender or Bridge Loan Provider, as the case may be, shall have all the rights and obligations of a Senior Facility Lender.

     9.03 Termination of Agreement.

     (a) This Agreement shall terminate as to any Parent Company upon the earliest of (i) 30 Business Days after Full Completion, (ii) the occurrence of the Debt Buy-Down Release Date, (iii) the termination of the obligations of the Parent Companies in accordance with Section 5.02, (iv) after the Availability Period End Date or the earlier termination by the Senior Lenders of their Commitments, full payment by such Parent Company of its Pro Rata Share of the Guaranteed Obligations or full payment by the Borrower of all Senior Loans Obligations, and (v) the date on which the Master Security Agreement shall terminate in accordance with its terms, provided that in the case of a termination pursuant to clause (i) or (ii), if the Senior Lenders timely initiate a Completion Arbitration, this Agreement shall survive until such Completion Arbitration is finally resolved.

     (b) Upon the termination of this Agreement, all of the obligations of each Parent Company under this Agreement shall terminate, and no Parent Company shall have any further liability hereunder to the Senior Lenders, except with respect to obligations that arose prior to the termination of this Agreement and obligations provided under Sections 4.02, 9.05, 9.16 and 9.18, which shall survive any such termination.

     9.04 Currency Equivalents. Calculation of currency equivalents shall be as set forth in Section 12.06 of the Master Participation Agreement.

     9.05 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     9.06 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the CG Parties agree to the fullest extent they may effectively do so that the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     9.07 Entire Agreement. This Agreement and the other PC Agreements constitute the entire agreement and understanding, and supersede all prior agreements and understandings (both written and oral), between the Parent Companies and the Senior Lenders with respect to the financing by the Senior Lenders of the Sulfide Project and there are no warranties, representations or other agreements between the CG Parties hereto in connection with the subject matter hereof except as specifically set forth herein and therein.

     9.08 Notices. Any notice, request, demand, consent, designation, direction, instruction, certificate, report or other communication to be given hereunder shall be given in the English language and will be duly given when delivered in writing or sent by electronic mail confirmed by facsimile transmission (with written confirmation of receipt, which confirmation may be by facsimile transmission) (provided that a notice sent by electronic mail shall be duly given only at the time the facsimile transmission confirming the same is sent) or facsimile transmission (with written confirmation of receipt, which confirmation may be by facsimile transmission) to a party at its address and facsimile transmission numbers as indicated below or to such other address as may be furnished for this purpose by such party (any such communication that is not in writing shall be confirmed in writing):

     If to PDC, at:

          Phelps Dodge Tower
          1 North Central Avenue
          Phoenix, Arizona 85004
          U.S.A.
          Attention: Treasurer
          Telephone: (602) 366-8100
          Facsimile: (602) 366-8150

     If to SMMC, at:

          11-3, 5-Chome, Shimbashi
          Minato-ku, Tokyo 105
          Japan
          Attention: Mineral Resources Division
          Telephone: 81-3-3436-7805
          Facsimile: 81-3-3436-7737

     If to SC, at:

          11-1, Kandanishikicho 3-Chome
          Chiyoda-ku, Tokyo 101
          Japan
          Attention: Non-Ferrous Raw Materials Dept.
          Telephone: 81-3-3296-3382
          Facsimile: 81-3-3296-3289

     If to BVN, at:

          Cia. De Minas Buenaventura S.A.A.
          Carlos Villaran 790
          Urb, Santa Catalina, Lima 13, Peru
          Attention: President
          Telecopier: (51)-1-471-7349

     If to a Senior Lender or to the Administrative Agent, at the address or telex or facsimile numbers set forth in Section 9.04 of the Master Security Agreement.

     Any notice to be delivered, determination to be made or action to be taken by the Parent Companies under this Agreement shall be delivered, made or taken on behalf of the Parent Companies by PDC, unless PDC, SMM, SC and BVN jointly notify the Administrative Agent otherwise.

     9.09 Successors and Assigns.

     (a) This Agreement shall be binding upon and inure to the benefit of the Parent Companies, the Administrative Agent and the Senior Lenders and their respective successors and assigns, except that the Parent Companies may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of the Administrative Agent (acting upon instructions from each Senior Lender).

     (b) The Common Representative and/or Replacement Lender shall become a CG Party as contemplated under Section 9.02.

     (c) The rights of a Peruvian Bondholder shall be transferred to a transferee of Peruvian Bonds.

     (d) Upon prior written notice to each Parent Company and the Administrative Agent, each Senior Facility Lender may assign its rights hereunder to any other lender, to which such Senior Facility Lender makes a transfer of an Advance permitted under Section 12.13 of the Master Participation Agreement.

     9.10 Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any Person, other than the CG Parties and their successors and permitted assigns, any benefit or any legal or equitable right or remedy under this Agreement.

     9.11 Remedies.

     (a) Other than as stated expressly herein, no remedy herein conferred upon the Senior Lenders is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     (b) No failure on the part of any Senior Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege under any such document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No Senior Lender shall be responsible for the failure of any other Senior Lender to perform its obligations hereunder or under any Senior Loan Agreement.

     (c) In case any Senior Lender shall have proceeded to enforce any right, remedy or power under this Agreement and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to such Senior Lender, then and in every such case the Borrower and the Senior Lenders shall, subject to any effect of or determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder.

     9.12 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different CG Parties on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

     9.13 Consent to Jurisdiction.

     (a) Each Parent Company hereby irrevocably consents and agrees, for the benefit of each party hereto, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement may be brought in any Federal or State court located in New York County in the City of New York and hereby irrevocably accepts and submits to the non-exclusive jurisdiction of such court with respect to any such action, suit or proceeding. Each Parent Company hereby waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings, brought in any such court and hereby further waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought therein has been brought in an inconvenient forum.

     (b) Each Parent Company hereby irrevocably appoints CT Corporation, with offices at the date of this Agreement at 111 Eighth Avenue, New York, New York, U.S.A., as its authorized agent on which any and all legal process may be served in any such action, suit or proceeding brought in any Federal or State court located in New York County in the City of New York. Each Parent Company agrees that service of process in respect of it upon such agent, together with written notice of such service given to it in the manner provided in Section 9.08 hereof, shall be deemed to be effective service of process upon it in any such action, suit or proceeding. Each Parent Company agrees that the failure of such agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon. If for any reason such agent shall cease to be available to act as such, each Parent Company agrees to designate a new agent in New York County in the City of New York, on the terms and for the purposes of this Section 9.13. Nothing herein shall be deemed to limit the ability of any party hereto to serve any such legal process in any other manner permitted by applicable law or to obtain jurisdiction over the Parent Companies or bring actions, suits or proceedings against them in such other jurisdictions, and in such manner, as may be permitted by applicable law.

     9.14 Amendments and Waivers.

     (a) Neither this Agreement nor any terms hereof may be amended, supplemented or modified other than pursuant to a written instrument executed by
(i) each Parent Company and (ii) the Administrative Agent, acting in accordance with Section 6.03 of the Master Security Agreement.

     (b) No waiver by any CG Party of any of its rights, powers and privileges under this Agreement shall be effective other than pursuant to a written instrument executed by the CG Party waiving such right, power or privilege, except that a waiver of rights, powers and privileges by the Senior Lenders can be executed by the Administrative Agent acting in accordance with Section 6.03 of the Master Security Agreement.

     9.15 Effectiveness. This Agreement shall come into full force and effect upon its execution and delivery by each of the CG Parties named on the signature pages hereof.

     9.16 Arbitration.

     (a) Notwithstanding Section 9.13, any dispute regarding (i) the occurrence, continuance or cessation of an Event of Political Force Majeure or (ii) the accuracy of a Completion Certificate shall be determined by arbitration between the Parent Companies, on the one hand, and Senior Lenders on the other hand, in accordance with the UNCITRAL Arbitration Rules in effect on the date the arbitration is commenced. Such arbitration shall be the exclusive method for resolution of the dispute, and the determination of the arbitrators shall be final and binding (except to the extent there exist grounds for modification, vacatur, remand, nonenforcement or similar judicial action respecting an award under the applicable laws governing the recognition or enforcement of arbitral awards) on the Parent Companies and all Senior Lenders. The CG Parties agree that, subject to those laws, they will give conclusive effect to the arbitrators' determination and award and that judgment thereon may be entered by any court having jurisdiction. The arbitral tribunal's authority, if any, to determine its own jurisdiction does not affect the competent court's power to review the arbitration award (including as to matters of the arbitral tribunal's assertion of jurisdiction) nor shall such authority by the arbitral tribunal deprive an enforcement court of the authority to review the arbitral tribunal's assertion of jurisdiction. Each CG Party shall bear its own costs in any such arbitration, provided that, if the arbitral tribunal concludes that any CG Party shall have acted unreasonably it may, in its discretion, award costs against such CG Party.

     (b) The number of arbitrators shall be three, each of whom shall be disinterested in the dispute or controversy and shall be impartial with respect to all parties hereto and independent thereof. Within 30 days of the initiation of the arbitration, the Parent Companies and the Administrative Agent (acting upon instructions from the Majority Lenders) shall each appoint one arbitrator and the third arbitrator, who shall serve as the chair of the arbitral tribunal, shall be appointed in accordance with the UNCITRAL Arbitration Rules in effect on the date the arbitration is commenced. Should the services of an appointing authority be necessary, the appointing authority shall be the American Arbitration Association.

     (c) The place of arbitration shall be New York, New York, United States of America. The arbitration shall be conducted in the English language and any documents or portions thereof presented at such arbitration in a language other than English shall be accompanied by an English translation thereof. The arbitrators shall give effect insofar as possible to the desire of the parties hereto that the dispute or controversy be resolved in accordance with good commercial practice. The arbitrators shall decide such dispute in accordance with the law of the State of New York, without regard to the conflicts of law principles thereof, provided that the arbitration and this arbitration agreement shall be governed by Title 9 (Arbitration) of the United States Code.

     (d) If a Parallel Arbitration is commenced under clause (a) of this Section with respect to a dispute regarding the occurrence, continuance or cessation of a given Event of Political Force Majeure, and if, at any time, there shall also be pending a Lead Arbitration with respect to a dispute regarding the occurrence, continuance or cessation of the same Event of Political Force Majeure, the Lead Arbitration shall have priority and the parties to the Parallel Arbitration shall take all reasonable steps to obtain a stay of the Parallel Arbitration, which stay shall remain in effect pending the issuance of any award or awards in the Lead Arbitration and, further, pending the conclusion of any judicial proceedings to enforce, vacate, modify, or remand the award as provided by law. Subject to the conclusion of those judicial proceedings, if any, and the rights of the parties to the Lead Arbitration to contest any arbitral award or its enforcement as provided by law, any arbitral award entered in the Lead Arbitration shall be dispositive of any dispute regarding the occurrence, continuance or cessation of the Event of Political Force Majeure that was the subject of the Parallel Arbitration and the tribunal in the Parallel Arbitration shall enter into an award determinative between the CG Parties in accord with the determination in the Lead Arbitration.

     (e) The CG Parties agree that it is of paramount importance that disputes regarding the accuracy of Completion Certificates be resolved expeditiously, and they therefore charge the arbitral tribunal to schedule submissions, adjust the schedule, set deadlines and otherwise conduct the proceedings in a manner designed to reach a final award within 45 days from the constitution of the arbitral tribunal, consistent with the opportunity for the tribunal to fully inform itself and the right of the CG Parties to be fully heard. The failure of the arbitral tribunal to reach an award within such period of time will not affect its jurisdiction or authority to render a valid award.

     9.17 No Trial by Jury. Each Party hereby waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     9.18 No Partnership. Nothing contained in this Agreement and no action by any of the CG Parties is intended to constitute or shall be deemed to constitute among such CG Parties a partnership, association, joint venture or other entity.

     9.19 Expenses. In the event of a PC Event of Default, such Defaulting Parent Company shall pay all reasonable out-of-pocket expenses of the Administrative Agent and the Senior Lenders (including the reasonable fees and expenses of counsel for the Administrative Agent or Senior Lenders) incurred in connection with seeking advice with respect to compliance issues hereunder or the enforcement of this Agreement against it. Each Parent Company that is not in compliance with its obligations hereunder shall pay all of its pro rata share of documented out-of-pocket expenses of the Administrative Agent and the Senior Lenders (including reasonable fees and expenses of legal counsel) incurred in connection with the enforcement of any provision of this Agreement and the collection of any amount due hereunder. For the purpose of this provision, the pro rata share of a non compliant Parent Company shall be determined by dividing the Pro Rata Share of such Parent Company by the Pro Rata Shares of all non-compliant Parent Companies.

     9.20 No Immunity. To the extent that any CG Party has or hereafter may acquire any immunity (sovereign or otherwise), from any legal action, suit or proceedings, from jurisdiction of any court or from set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such CG Party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement or the subject matter hereof or thereof (including, without limitation, any obligation for the payment of money). The CG Parties hereby agree that the waivers set forth in this Section 9.20 shall have the fullest effect permitted under the Foreign Sovereign Immunities Act of 1976 of the United States, as amended, and are intended to be irrevocable and not subject to withdrawal for purposes of such Act. The foregoing waiver shall constitute a present waiver of immunity at any time that any action is initiated against such CG Party with respect to this Agreement.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the CG Parties have caused this Agreement to be duly executed as of the date first above written.

                                        SUMITOMO METAL MINING CO., LTD.


                                        By: /s/ Ichiro Abe
                                            ------------------------------------
                                        Name: Ichiro Abe
                                        Title: Managing Executive Officer


                                        SUMITOMO CORPORATION


                                        By: /s/ Mitsuhiko Yamada
                                            ------------------------------------
                                        Name: Mitsuhiko Yamada
                                        Title: Corporate Officer


                                        COMPANIA DE MINAS BUENAVENTURA S.A.A.


                                        By: /s/ Roque Benavides
                                            ------------------------------------
                                        Name: Roque Benavides
                                        Title: President & CEO


                                        PHELPS DODGE CORPORATION


                                        By /s/ Ramiro G. Peru
                                           -------------------------------------
                                        Name: Ramiro G. Peru
                                        Title: Executive Vice President &
                                               Chief Financial Officer


                                        By: /s/ Stanton K. Rideout
                                            ------------------------------------
                                        Name: Stanton K. Rideout
                                        Title: Vice President & Treasurer

                                        JAPAN BANK FOR INTERNATIONAL COOPERATION


                                        By: /s/ Akira Ogawa
                                            ------------------------------------
                                        Name: Akira Ogawa
                                        Title: Director General - Energy and
                                               Natural Resources Finance
                                               Department


                                        SUMITOMO MITSUI BANKING CORPORATION


                                        By: /s/ Takashi Shimahara
                                            ------------------------------------
                                        Name: Takashi Shimahara
                                        Title: Joint General Manager -
                                               Structured Finance Department


                                        THE BANK OF TOKYO-MITSUBISHI, LTD.


                                        By: /s/ Hiroaki Makino
                                            ------------------------------------
                                        Name: Hiroaki Makino
                                        Title: Senior Manager - Structured
                                               Finance Division


                                        KfW


                                        By: /s/ Wolfgang Behler
                                            ------------------------------------
                                        Name: Wolfgang Behler
                                        Title: First Vice President


                                        By: /s/ Stephan Pueschel
                                            ------------------------------------
                                        Name: Stephan Pueschel
                                        Title: Senior Project Manager

                                        CALYON NEW YORK BRANCH


                                        By: /s/ Georges Romano
                                            ------------------------------------
                                        Name: Georges Romano
                                        Title: Managing Director


                                        By: /s/ Samuel Sherman
                                            ------------------------------------
                                        Name: Samuel Sherman
                                        Title: Director


                                        THE ROYAL BANK OF SCOTLAND PLC


                                        By: /s/ Gregor Hamilton
                                            ------------------------------------
                                        Name: Gregor Hamilton
                                        Title: Associate Director


                                        MIZUHO CORPORATE BANK, LTD.


                                        By: /s/ Masatoshi Abe
                                            ------------------------------------
                                        Name: Masatoshi Abe
                                        Title: Senior Vice President


                                        THE BANK OF NOVA SCOTIA


                                        By: /s/ Michael K. Eddy
                                            ------------------------------------
                                        Name: Michael K. Eddy
                                        Title: Director-Mining


                                        By: /s/ Alexander Mihailovich
                                            ------------------------------------
                                        Name: Alexander Mihailovich
                                        Title: Associate

                                        CALYON NEW YORK BRANCH, as
                                        Administrative Agent


                                        By: /s/ Samuel Sherman
                                            ------------------------------------
                                        Name: Samuel Sherman
                                        Title: Director


                                        By: /s/ Ted Vandermel
                                            ------------------------------------
                                        Name: Ted Vandermel
                                        Title: Director

                                                                      Schedule A

                   METHODOLOGY FOR CALCULATION OF THE RETIRED
                          PRINCIPAL SENIOR LOAN AMOUNT

The Retired Principal Senior Loan Amount shall be calculated according to the following procedure:

- The values describing Borrower's performance contained in the Financial Model on the OpInput sheet will be updated, with the participation and concurrence of the Independent Engineer, based on annualized results obtained over either (i) the Completion Test Period or (ii) the Completion Test Period and the subsequent three-month period, if, during such subsequent three-month period, the Borrower continues to operate the Business in accordance with the Mine Plan in effect during the Completion Test Period and the Independent Engineer has been given an opportunity to monitor operations during such period (the period described in (i) or (ii), as the case may be, the "Observation Period").

- The performance values to be updated and their effects on budget amounts for future years will be based on an audit of mine and mill production records and G&A records, including operating fixed and variable consumption items, for the Observation Period. The Independent Engineer will work with Borrower's budgeting personnel at the project site, and with Phoenix modeling personnel to verify and concur with performance values and effects to be input.

- The Financial Model will be the Financial Model referred to in the MPA, and the Mine Plan utilized will be the Current Mine Plan on which the Partial Completion Certificate was based.

- Unit prices for inputs and commodity prices shall be the same as in the Base Case Assumptions. Loan margins will be adjusted to reflect the actual margins on the Senior Loans. Assumed base interest rates, tax consequences and capital expenditure schedules in the Financial Model will remain unchanged.

- If it has been established in a final nonappealable judgment (or in a determination by any Governmental Authority that Borrower has not challenged or has ceased to challenge) that the exemption from the royalty tax is not available with respect to part of the operations of the Borrower, the Base Case Assumptions shall be revised to reflect the fact that revenues from such operations will be subject to such royalty tax.

- The Financial Model shall be used to compute the maximum amount of Total Debt (the "Maximum Allowed Debt Amount") (Cell labeled "Max Debt" of the

     FinAsmps sheet) outstanding as of the last day of the Observation Period (the "Calculation Date") that yields an Annual DSCR for each Remaining Calculation Year of not less than 1.5X (as per line 80 of the executive summary sheet).

- If the Maximum Allowed Debt Amount is greater than or equal to the outstanding principal amount of all Senior Loans (the "Calculation Date Outstanding Amount") on the Calculation Date, the Retired Principal Senior Loan Amount shall be equal to zero.

- If the Calculation Date Outstanding Amount is greater than the Maximum Allowed Debt Amount:

     (i) the difference between the Calculation Date Outstanding Amount and the Maximum Allowed Debt Amount shall be referred to as the "Calculation Date Excess Amount";

     (ii) on the date of the Debt Buy-Down Notice (the "Buy-Down Notice Date"), the difference (the "Post Calculation Date Excess Repayment Amount") between (x) all payments and/or prepayments of principal on the Senior Loans made by Borrower between the Calculation Date and the Buy-Down Notice Date and (y) all payments of principal that would have been made on the Maximum Allowed Debt Amount between the Calculation Date and the Buy-Down Notice Date based on the Repayment Schedule shall be calculated; and

     (iii) on the Buy-Down Notice Date, the Retired Principal Senior Loan Amount shall be calculated and shall be equal to the difference between the Calculation Date Excess Amount and the Post Calculation Date Excess Repayment Amount.

- The Retired Principal Senior Loan Amount shall be applied as a pro-rata reduction of all tranches of Senior Facility Loans.

                                                                       EXHIBIT A

                             TERMS OF SUBORDINATION

1. Each of the Subordinated Lender(s) and the Borrower agrees that the Subordinated Obligations (as defined below) are and shall be subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Loan Obligations. For the purposes of this Agreement, the Senior Loan Obligations shall not be deemed to have been paid in full until and unless the Senior Lenders have received payment of the Senior Loan Obligations in full in cash.

2. Until all Senior Loan Obligations shall have been paid and satisfied in full:

     (a) The Borrower shall not, directly or indirectly, make any payment of principal or interest or any other payment whatsoever on account of, or transfer any collateral for the security of any part of, any obligations (including, without limitation, all indebtedness, payment of principal, interest, fees, expenses and costs, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising) owing to any of the Subordinated Lenders (the "Subordinated Obligations") at any time during the Continuance of a Borrower Event of Default. If no Borrower Event of Default has occurred and is Continuing, the Borrower may make payments on account of the Subordinated Obligations only with funds available for distribution by the Borrower under Section 4.09 of the Master Security Agreement, provided that the Borrower may only pay such Subordinated Obligations if and to the extent permitted by Section 7.20 of the Master Participation Agreement;

     (b) No Subordinated Lender shall sue for, or demand or accept from the Borrower or any other Person any such payment (in whole or in part) or collateral, nor take any other action to enforce or collect upon any such payment (in whole or in part) or to enforce its rights in respect of the Subordinated Obligations or any security thereof, nor cancel, set off or otherwise discharge any part of the Subordinated Obligations; and

     (c) No Subordinated Lender shall otherwise take any actions prejudicial to or inconsistent with the Senior Lenders' priority position over the Subordinated Lenders with respect to any Subordinated Obligations.

3. No Subordinated Lender shall commence or join with any other creditor or creditors of the Borrower in commencing any bankruptcy, reorganization or insolvency proceedings against the Borrower. At any general meeting of creditors of the Borrower or in the event of any proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of the Borrower or the proceeds thereof, whether such proceeding be for the liquidation, dissolution or winding up of the Borrower or its business, a receivership, insolvency or bankruptcy proceeding, an assignment for the benefit of creditors or proceeding by or against the Borrower for position or extension or otherwise, if all Senior Loan Obligations have not been paid and satisfied in full at the time, the Administrative Agent is hereby irrevocably authorized at any such meeting or in any such proceeding:

     (a) To enforce claims comprising the Subordinated Obligations in the name of the respective Subordinated Lenders, by proof of debt, proof of claim, suit or otherwise;

     (b) To collect any assets of the Borrower distributed, divided or applied by way of dividend or payment, or such securities issued, on account of the Subordinated Obligations and apply the same, or the proceeds of any realization upon the same that the Administrative Agent in its discretion elects to effect, to the Senior Loan Obligations (whether or not due) until all the Senior Loan Obligations (whether or not due) shall have been paid and satisfied in full (the Administrative Agent hereby agreeing to render any surplus to the Subordinated Lenders) before any Subordinated Lender shall be entitled to receive any payment on account of the Subordinated Obligations;

     (c) To vote claims comprising the Subordinated Obligations in order to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension; and

     (d) To take generally any action in connection with any such meeting or proceeding to assert, defend or support the position of the Subordinated Lenders.

     After the commencement of any such bankruptcy, reorganization or insolvency proceeding, each Subordinated Lender may inquire of the Administrative Agent in writing whether the Administrative Agent intends to exercise the foregoing rights with respect to the Subordinated Obligations. In the event that the Administrative Agent fails within a reasonable time after receipt of such inquiry (but, in any event, no later than thirty (30) days after receipt of such inquiry) either to file a proof of claim with respect to the Subordinated Obligations and to furnish a copy thereof to such Subordinated Lender, or to inform such Subordinated Lender in writing that the Administrative Agent intends to exercise its rights to assert the Subordinated Obligations in the manner hereinabove provided, such Subordinated Lender may, but shall not be required to, proceed to file a proof of claim with respect to its respective Subordinated Obligations and take such further steps with respect thereto, not inconsistent with the terms hereof, as such Subordinated Lender may deem proper. Neither the failure of the Administrative Agent to take any actions hereunder nor the exercise of the rights of any of the Subordinated Lenders to assert the Subordinated Obligations as hereinabove provided, affects or impairs the subordinated nature of any payment or collateral which may be received by the Subordinated Lenders.

     Subject to and from and after the payment and satisfaction in full of all Senior Loan Obligations, each Subordinated Lender shall be subrogated to the rights of the Senior Lenders to receive payments or distributions of cash, property or securities of the Borrower applicable to the Senior Loan Obligations until all amounts owing on the Subordinated Obligations shall be paid in full, it being understood that the provisions herein are intended solely for the purpose of defining the relative rights of the Subordinated Lenders and the Senior Lenders. Nothing contained herein is intended to or shall impair, as between the Borrower and its creditors other than the Senior Lenders and the Subordinated Lenders, the obligation of the Borrower, which is absolute and unconditional, to pay to the Subordinated Lenders the principal of and the premium, if any, and the interest on the Subordinated Obligations as and when the same shall become due and payable in accordance with its terms, or to affect the relative rights of the Subordinated Lenders and creditors of the Borrower other than the Senior Lenders.

4. In the event that any payment on account of, or transfer of any collateral as security for any part of, the Subordinated Obligations is received by any Subordinated Lender in violation of the terms herein, such payment or collateral shall be held in trust for the benefit of the Senior Lenders and immediately be paid over or transferred, in the exact form received (except for the endorsement or assignment by such Subordinated Lender where necessary), to either the Trustee for application pursuant to the Master Security Agreement to the payment of all outstanding Senior Loan Obligations or the Offshore Collateral Agent as collateral for the Senior Loan Obligations. In the event of failure of any such Subordinated Lender to make any such endorsement or assignment, the Trustee and the Offshore Collateral Agent, as the case may be, are irrevocably authorized to make the same.

5. Each Subordinated Lender agrees that any note, bond or other instrument held by it evidencing Subordinated Loans shall bear a prominent legend specifying that payment of principal of, interest on or other amount in respect of such note, bond or other instrument is subordinated to the Senior Loan Obligations on the terms and conditions set forth herein.

6. So long as any Senior Debt Obligation remains outstanding, neither the Subordinated Lenders nor the Borrower will: (i) convert or exchange any of the Subordinated Obligations into or for any other indebtedness or equity interest or (ii) sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Obligations unless such sale, assignment, pledge, encumbrance or disposition is effected in accordance with the provisions of the Financing Documents. The Subordinated Lenders and the Borrower agree that they will not permit the terms of any Subordinated Obligations to be changed without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld or delayed.

7. The terms of subordination set forth herein shall continue to be effective or be reinstated, as the case may be, if, at any time, any payment by the Borrower of any of the Senior Loan Obligations is rescinded or must otherwise be returned by any of the Senior Lenders or the Administrative Agent upon the bankruptcy, reorganization or insolvency of the Borrower or otherwise, all as though such payment had not been made.

8. Each Subordinated Lender may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Administrative Agent, extend the time of payment of, exchange or surrender or fail to act hereunder, or renew any of the Subordinated Obligations owed to it, and may also make any agreement with the Borrower, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof, without in any way impairing or affecting its obligations vis-a-vis the Senior Lenders pursuant hereto.

9. The Borrower may agree at any time and from time to time to extend, renew or otherwise change the terms of the Senior Loan Obligations without impairing or affecting the rights of the Senior Lenders hereunder.

10. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                                                       EXHIBIT B

                 FORM OF PLEDGE AGREEMENT FOR SUBORDINATED LOAN

          This PLEDGE AGREEMENT (this "Agreement"), dated as of [__________], is made by and between [NAME OF PARENT COMPANY/COMPANIES], a [___________________] (the "Subordinated Lender"), and Citibank N.A., in its capacity as Offshore Collateral Agent under the Master Security Agreement (the "Secured Party") for the Senior Lenders. Each capitalized term used herein without definition shall have the meaning set forth in, and shall be construed and interpreted in accordance with, Schedule Z to the Master Security Agreement dated as of September 30, 2005 among Sociedad Minera Cerro Verde S.A.A., Japan Bank for International Cooperation, Sumitomo Mitsui Banking Corporation, The Bank of Tokyo-Mitsubishi, Ltd., KfW, Calyon New York Branch, The Royal Bank of Scotland plc, The Bank of Nova Scotia, Mizuho Corporate Bank, Ltd., Citibank, N.A., and Citibank del Peru (as amended from time to time, the "Master Security Agreement" or "MSA").

          A. The Borrower has entered into the Master Security Agreement (as amended, modified and supplemented and in effect from time to time the "Master Security Agreement"), by and among the Borrower, the Secured Party, the Senior Lenders and various other appointed parties.

          B. The Subordinated Lender and the Borrower have entered into [SUBORDINATED LOAN OR OTHER AGREEMENT] (as amended, modified and supplemented from time to time, the "Subordinated Loan Agreement").

          C. The Financing Documents permit the Borrower to enter into the Subordinated Loan Agreement and incur the loan obligations resulting therefrom provided that the Subordinated Lender shall pledge for the benefit of the Senior Lenders to the extent and in the manner hereinafter set forth, all of the indebtedness and other obligations of the Borrower to the Subordinated Lender under the Subordinated Loan Agreement.

          NOW THEREFORE, in consideration of the foregoing premises and as an inducement to the Senior Lenders to grant financial accommodations to the Borrower and in consideration of the granting thereof, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Senior Loan Obligations and the Borrower's other obligations under the Senior Loan Documents, now existing or hereafter arising, to the extent permitted by applicable law, the Subordinated Lender hereby grants, transfers and assigns to the Secured Party a security interest in all of its right, title and interest in and to the Subordinated Loan Agreements and any promissory notes issued pursuant thereto (the "Collateral") including, without limitation (a) all of its rights to receive moneys due and to become due under or pursuant to any Subordinated Loan Agreement or any promissory notes issued pursuant thereto, (b) all of its rights to receive proceeds of any insurance, payment and/or performance bond, indemnity, warranty or - guarantee with respect to any Subordinated Loan Agreement or any promissory notes issued pursuant thereto, (c) all of its - claims for damages arising out of or for breach of or default under any Subordinated Loan Agreement or any promissory notes issued pursuant thereto and (d) all of its rights to terminate, amend, supplement, modify or waive performance under any - Subordinated Loan Agreement or any promissory notes issued pursuant thereto, to perform thereunder and to compel performance and otherwise to exercise all remedies thereunder (it being understood that, as set forth in Section 3.10(a) of the Master Security Agreement, the Secured Party shall not be entitled to exercise such rights granted herein until the Senior Lenders have directed the Administrative Agent to authorize the Secured Party to take Borrower Enforcement Action with respect to the Collateral).

2.   The Subordinated Lender represents and warrants to the Secured Party that:

     (a) The Subordinated Lender is a corporation duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation.

     (b) The Subordinated Lender has full power and authority to enter into this Agreement, and to grant to the Secured Party the security interests in the Collateral owned by it and to incur the other obligations provided for herein.

     (c) There is no provision of law, statute, regulation, rule, order, injunction, decree, writ or judgment, no provision of the organizational deeds of such Subordinated Lender and no provision of any mortgage, indenture, contract or agreement binding on such Subordinated Lender or affecting its properties, that would prohibit or conflict with the execution, delivery, or carrying out of the terms of this Agreement or the security interests granted hereunder.

     (d) The Subordinated Lender is the legal and beneficial owner of the Subordinated Obligations, free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement.

     (e) The Subordinated Obligations are evidenced by one or more promissory notes and are not in default. All filings and other actions necessary to perfect the security interest in the Subordinated Obligations created under this Agreement, including the delivery of the promissory notes to the Secured Party, have been duly made or taken and are in full force and effect. This Agreement creates in favour of the Secured Party for the benefit of the Senior Lenders a valid and, together with such filings and other actions, perfected first priority security interest in the Subordinated Obligations, securing the payment of the Senior Loan Obligations.

3. The Subordinated Lender agrees that, except as permitted pursuant to the Transfer Restrictions Agreement, it will not (a) sell, assign, convey, transfer or otherwise dispose of, or grant any option with respect to, any of the Collateral to any Person, or (b) create or suffer to exist any Lien upon or with respect to any of the Subordinated Obligations except for the pledge, assignment and security interest created under this Agreement.

4. The parties hereto agree that in accordance with the terms of Section 3.10(a) of the MSA, notwithstanding the security interest created hereby in the Subordinated Loans and the promissory notes issued pursuant thereto, until the Senior Lenders have directed the Administrative Agent to authorize the Offshore Collateral Agent to take a Borrower Enforcement Action, the Subordinated Lender shall retain and be entitled to exercise all of its rights in the Subordinated Loans, including, without limitation, the right to receive payments of principal and interest on any Subordinated Loan Agreements and promissory notes issued pursuant thereto, when payable thereunder.

5. The Secured Party agrees that in the event of (a) a sale, assignment or any other disposal of any or all of the Collateral as permitted pursuant to the Transfer Restrictions Agreement or (b) the repayment in full by the Borrower of an amount evidenced by a promissory note in accordance with the terms thereof, the Secured Party shall, upon written instruction by the Subordinated Lender, promptly return the promissory note(s) relating to the Collateral sold, assigned or disposed of pursuant to clause (a) or relating to the amount repaid pursuant to clause (b), to the Subordinated Lender.

6. The Secured Party, or any officer or agent thereof, with full power of substitution for the Secured Party, as the case may be, is hereby appointed the attorney-in-fact of the Subordinated Lender for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which the Secured Party may deem necessary or advisable to accomplish the purposes hereof to the extent it is authorized or directed to take such action or execute such instrument pursuant to the terms hereof, which appointment as attorney-in-fact is coupled with an interest and is irrevocable and, without limiting the generality of the foregoing, which appointment hereby gives the Secured Party the power and right on behalf of the Subordinated Lender, without notice to or assent by any of the foregoing, to the extent permitted by applicable law, to do the following when and to the extent it is authorized or directed to do so pursuant to the terms of this Agreement or the Master Security Agreement:

     (a) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due with respect to the Collateral;

     (b) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and non-negotiable instruments, documents and chattel paper taken or received by the Secured Party in connection with this Agreement;

     (c) to commence, file, prosecute, defend, settle, compromise or adjust any claim, suit, action or proceeding with respect to the Collateral;

     (d) to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof pursuant to the terms and conditions of this Agreement; and

     (e) to do, at its option and at the expense and for the account of the Subordinated Lender at any time or from time to time, all acts and things which the Secured

          Party deems necessary to protect or preserve the Collateral and to realize upon the Collateral;

     provided, that (i) the Secured Party shall not exercise any of its rights under this power of attorney prior to a Borrower Enforcement Direction and
     (ii) prior to exercising such rights, the Secured Party shall notify the Subordinated Lender of its receipt of such Borrower Enforcement Direction and the contents thereof.

7. If the Administrative Agent has authorized the Secured Party to take Borrower Enforcement Action with respect to the Subordinated Obligations:

     (a) The Secured Party may exercise in respect of the Subordinated Obligations, in addition to other rights and remedies provided for herein and in the Master Security Agreement or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Subordinated Obligations).

     (b) The Secured Party shall receive all cash proceeds in respect of any payment of principal and interest or other realization of all or any part of the Subordinated Obligations, in accordance with its terms, which shall be applied in accordance with the Master Security Agreement.

8. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties hereto, and their successors and assigns.

9. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

10. If any provision of this Agreement shall be invalid, illegal or unenforceable, the parties hereto agree to the fullest extent they may effectively do so that the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

11. This Agreement and the security interests and rights created by and pursuant to this Agreement shall terminate upon (a) the payment and satisfaction in full of all the Senior Loan Obligations or (b) the sale or assignment of the entire Collateral in accordance with Section 5(a), and the Secured Party shall, at the expense of the Subordinated Lender, execute and deliver a termination statement and such instruments of satisfaction, discharge and release of security, including the release of the promissory notes to the Subordinated Lender, as may be requested by the Subordinated Lender and shall (i) in the case of clause (a) above, pay, assign, transfer and deliver to or to the order of the Subordinated Lender all moneys and other property held by the Secured Party hereunder after payment in full of all Senior Loan Obligations, or (ii) in the case of clause (b) above, shall pay, assign, transfer and deliver to or to the order of the Subordinated Lender all moneys and other property held by the Secured Party hereunder after such sale or assignment of the entire Collateral in accordance with
     Section 5(a).

12. This Agreement shall continue to be effective or be reinstated, as the case may be, if, at any time, any payment of any of the Senior Loan Obligations is rescinded or must otherwise be returned by any of the Senior Lenders or the Administrative Agent upon the bankruptcy, reorganization or insolvency of the Borrower or otherwise, all as though such payment had not been made.

13. This Agreement constitutes the entire agreement and understanding, and supersedes all prior agreements and understandings (both written and oral), between the Subordinated Lender and the Secured Party with respect to the pledge of the Collateral and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein.

14. The terms of this Agreement may be waived, altered or supplemented only by an instrument in writing duly executed by the parties hereto.

15. This Agreement is for the benefit of the Secured Party, acting on behalf of the Senior Lenders, and not for the benefit of any other Person. This Agreement shall be binding upon the Subordinated Lender and its successors and assigns and shall inure to the benefit of the successors and assigns of the Secured Party.

16. Any notice, request, demand, consent, designation, direction, instruction, certificate, report or other communication to be given hereunder shall be given in the English language and will be duly given when delivered in writing or facsimile transmission (with written confirmation of receipt, which confirmation may be by facsimile transmission) to a party at its address and facsimile transmission numbers as indicated below or to such other address as may be furnished for this purpose by such party (any such communication that is not in writing shall be confirmed in writing), provided that any notice, request, demand, consent, designation, direction, instruction, certificate, report or other communication sent to the Secured Party shall be deemed effective upon actual receipt thereof:

          If to the Subordinated Lender, at:

          [Contact information of the Subordinated Lender]

          If to the Secured Party, at:

          Citibank N.A.
          Citibank Agency & Trust
          388 Greenwich Street
          14th Floor
          New York, NY 10013
          Attention: Jenny Cheng
          Telephone: 212 816 5648
          Facsimile: 212 816 5530

17.

     (a) The Subordinated Lender hereby irrevocably consents and agrees, for the benefit of the Secured Party hereto, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement may be brought in any Federal or State court located in New York County in the City of New York and hereby irrevocably accepts and submits to the non-exclusive jurisdiction of such court with respect to any such action, suit or proceeding. Each party hereto hereby waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings brought in any such court and hereby further waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought therein has been brought in an inconvenient forum.

     (b) The Subordinated Lender hereby irrevocably appoints CT Corporation in New York, NY, as its authorized agent on which any and all legal process may be served in any such action, suit or proceeding brought in any Federal or State court located in New York County in the City of New York. The Subordinated Lender agrees that service of process in respect of it upon such agent, together with written notice of such service given to it in the manner provided in Section 16 hereof, shall be deemed to be effective service of process upon it in any such action, suit or proceeding. The Subordinated Lender agrees that the failure of such agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon. If for any reason such agent shall cease to be available to act as such, the Subordinated Lender agrees to designate a new agent in New York County in the City of New York, on the terms and for the purposes of this
          Section 17. Nothing herein shall be deemed to limit the ability of the Secured Party or any Senior Facility Lender to serve any such legal process in any other manner permitted by applicable law or to obtain jurisdiction over the Subordinated Lender or bring actions, suits or proceedings against them in such other jurisdictions, and in such manner, as may be permitted by applicable law.

18. Each party hereby waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. To the extent that any party has or hereafter may acquire any immunity (sovereign or otherwise), from any legal action, suit or proceedings, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement or the subject matter hereof (including, without limitation, any obligation for the payment of money). The parties hereby agree that the waivers set forth in this Section 19 shall have the fullest effect permitted under the Foreign Sovereign Immunities

     Act of 1976 of the United States, as amended, and are intended to be irrevocable and not subject to withdrawal for purposes of such Act. The foregoing waiver shall constitute a present waiver of immunity at any time that any action is initiated against such party with respect to this Agreement.

20. The Subordinated Lender agrees to pay or reimburse the Secured Party, without duplication, for all of its reasonable costs and expenses incurred in connection with this Agreement.

21. The parties agree to do such further acts and things and to execute and deliver such additional agreements and instruments as may be reasonably necessary to give effect to the purpose of this Agreement and the parties' agreement hereunder.

                             [SIGNATURES TO FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        [SUBORDINATED LENDER],


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        CITIBANK N.A., as Secured Party


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                    Appendix A-1
                                                         to Completion Guarantee

                FORM OF PRODUCTION CERTIFICATE - FULL COMPLETION

          I, [NAME OF SENIOR OFFICER], [title of Senior Officer] of the Borrower, hereby certify that:

     (a) Attached to this certificate as Annex B are copies of operating records, bills of lading and other data and documentation relating to production by the Sulfide Project during the periods referred to in clause (e) below. Such documentation accurately reflects, in all material respects, the production of the Sulfide Project during the period to which it relates, and evidences compliance with the certifications set forth in sections (i) through (vi) of clause (g) below.

     (b) All sampling procedures relevant to the matters covered by this certificate were conducted by the Borrower in accordance with standard international mining practices; all assaying was conducted by the Borrower in accordance with standard international mining practices. The sampling locations and laboratory assay procedures have been verified by the Independent Engineer.

     (c) The Independent Engineer was provided with the Borrower's most recently approved Three Year Budget Plan (the "Reference Budget Plan") that covers the Completion Test Period, together with (i) the current block model and mine plan (together, the "Current Mine Plan") related to the Reference Budget Plan and
(ii) the past 12 months' operating reports for the Borrower. The Reference Budget Plan and the Current Mine Plan are in all material respects consistent with, and contemplate life-of-loan operating and production results not materially divergent from those projected in, the Primary Sulfide Mine Plan and Project Financial Model (together, the "2005 Plan") on which the April 7, 2005 Information Memorandum delivered to the Senior Facility Lenders was based (except for such material changes thereto, if any, as have been previously furnished to the Senior Facility Lenders, reported on by the Independent Engineer, and approved by the Majority Facility Lenders). [SELECT ONE: "The foregoing certification can be made" OR "The foregoing certification cannot be made. Accordingly, all subsequent references in this Certificate to "Reference Budget Plan" and "Current Mine Plan" shall mean the 2005 Plan."]

     (d) The Reference Budget Plan was provided to the Independent Engineer at least 30 Business Days' prior to the start of the Completion Test Period. Notice of the start of the Completion Test Period was given to the Independent Engineer at least 15 days prior to the start of such period. The Current Mine Plan was substantially adhered to during the Completion Test Period.

     (e) the "Completion Test Period" began on [start date] and ended on [date], and comprised at least 45 Operating Days falling outside of the traditional "wet" months of January, February and March.

     (f) For purposes of this certificate,

          (1) "Completion Test Period" is defined as a period of 90 Operating Days in any 100-day continuous period.


          (2)  "Operating Day" is defined as any day other than a day on which
               (a) the operations of the Sulfide Project ceased for more than 12 continuous hours due to force majeure or (b) work at the Sulfide Project was prohibited by applicable law or labor agreement.

          (3) "force majeure" is defined as an act of God, labor dispute and industrial action of any kind (including, without limitation, a strike, interruption, slowdown and other similar action on the part of organized labor), a lockout, act of the public enemy, war (declared or undeclared), civil war, sabotage, blockade, revolution, riot, insurrection, civil disturbance, terrorism, epidemic, cyclone, tidal wave, landslide, lightning, earthquake, flood, storm, fire, adverse weather conditions, expropriation, nationalization, act of eminent domain, laws, rules, regulations or orders of governmental authority, acts of other private and public companies, explosion, breakage or accident to machinery or equipment or pipe or transmission line or other facility not of a systemic nature, embargo, inability to obtain or delay in obtaining equipment, materials, transport, event of political force majeure or any event whether similar to the foregoing or not which is not within the reasonable control of the Borrower, and which has a material adverse effect on the ability of the Borrower to perform its obligations, including, without limitation, such event which has a material adverse effect on the ability of the Borrower to mine, produce or ship copper concentrate.

     (g) COMPLETION TEST.

          During the Completion Test Period, the Borrower achieved the following results of operations at the Sulfide Project:

          (1) MINE TEST:

               - Total mined tonnage (including to and from the ore stockpiles) during the Completion Test Period was at least 90% of the planned tonnage for such period as forecast in the Current Mine Plan.


                                      A-1-2

          (2)  MILL TEST:

               - The Borrower milled ore (a) during the Completion Test Period at an average rate of at least 90% of 108,000 tonnes per day and (b) during 15 continuous Operating Days within the Completion Test Period at an average rate of at least 108,000 tonnes per day.

               - The Borrower produced copper in concentrate during the Completion Test Period totaling at least 90% of planned tonnes of copper in concentrate as forecast in the Reference Budget Plan for such period.

               - Copper concentrates produced during the Completion Test Period had an average copper grade at least equal to 90% of planned concentrate grade as forecast in the Reference Budget Plan for such period.

               - Contained molybdenum recovered in molybdenum concentrate produced during the Completion Test Period was at least 50% of the planned recoverable molybdenum forecast in the Reference Budget Plan for such period.

               - If the copper head grade during the Completion Test Period was more than 120% of the grade contemplated in the Reference Budget Plan for such period, then mill copper recovery was at least 90% of the recovery forecast in the Reference Budget Plan for such period (with Recovery = 100 x (C/H) x (H-T)/(C-T), where H, T, C are head, tail and concentrate % Cu).

          (3)  INFRASTRUCTURE TEST:

               - Fresh Water Make-Up. The fresh water pumping system is capable of pumping at a rate at least 100% of required make-up water defined in the water balance calculation based on the Borrower's actual operations, and has pumped at a rate at least 90% of design capacity for at least one hour, and such capability and performance are demonstrated in the results (furnished to the Independent Engineer) of the mechanical completion test performed by Fluor and accepted by the Borrower under the Construction Agreements.

               - Electrical Supply System. The new installed electrical supply system (substation, power line and power distribution system) has installed capacity to meet at least 90% of the design power


                                      A-1-3
                    requirements specified in the Fluor scope of work under the Construction Agreements which may be modified from time to time and which shall include the design power requirements specified in the Feasibility Study, and such capacity is demonstrated in the results (furnished to the Independent Engineer) of the mechanical completion test performed by Fluor, and accepted by the Borrower under the Construction Agreements. During the Completion Test Period, 100% of the required power demand for the operation of the Primary Sulfide facilities was provided from the national power grid system.

          (4)  TAILING STORAGE:

               - Viewed at the end of the Completion Test Period, the tailing production and hydro-cyclones system produced sufficient quantity and quality of sand material (at normal particle size) to allow the dam embankment construction to contain the total volume of tailings produced to the end of the Completion Test Period (including the specified safety margin of freeboard as specified in the design parameters set forth in Feasibility Study, as may be modified by the independent review board); and the to-date history of dam construction, at the beginning and at the end of the Completion Test Period, has been provided to the Independent Engineer to demonstrate the foregoing.

          (5)  SHIPPING AND QUALITY TESTS:

               - 90% of the copper concentrate tonnage produced during the Completion Test Period has been loaded onto ships for shipment (or alternatively loaded onto trucks for transport) to a processor during the 120-day period that includes the Completion Test Period.

               - For all copper concentrate shipments for which settlement was made during the three-month period ending at the commencement of the Completion Test Period, total penalties (price reductions) assessable under applicable Sales Contracts did not exceed 5% of total sales price of such copper concentrate.


                                      A-1-4

          (6)  EFFICIENCY TEST:

               -    The aggregate efficiency measure [(described in clause
                    (c)(III) of the Efficiency Test description)] during the Completion Test Period did not exceed 112.5%.

This is the certificate referred to in paragraph (a) of Section 2.01 of the Completion Guarantee, dated as of September 30, 2005, among the Parent Companies, the Administrative Agent and the Senior Facility Lenders, as the same may be amended from time to time (the "Completion Guarantee"). Capitalized terms used herein, except as otherwise defined herein, shall have the meanings assigned to them in the Completion Guarantee or, if not defined therein, Schedule Z to the Master Security Agreement, dated as of September 30, 2005, among the Borrower, the Senior Lenders, the Lead JBIC Arrangers, the Global Coordinators, the Lead Arrangers, the Administrative Agent, the Trustee, the Offshore Collateral Agent and the Collateral Agent, as the same may be amended from time to time (the "Master Security Agreement").

     IN WITNESS WHEREOF, I, [NAME OF SENIOR OFFICER], on behalf of the Borrower have caused this certificate to be duly executed.

Dated:
       -------------

                                        SOCIEDAD MINERA CERRO VERDE S.A.A.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                      A-1-5

                                   Annex A to

                             Production Certificate

     [Name of Independent Engineer] a _______________ organized under the laws of _____________ have performed such inspections, observations, analyses and other procedures which we have, in our reasonable judgment, deemed necessary for purposes of this certificate. Such procedures, and the names of our employees or agents who performed them, are described in Annex C to the Production Certificate.

     Based on such procedures, we hereby certify that (1) we have no reason to believe that any of the certifications of the Borrower set forth hereinabove is not true and correct in all material respects as of the date hereof, and (2) we concur with the statement made in the second sentence of paragraph (c) of the foregoing certificate.

     IN WITNESS WHEREOF, [Name of senior officer of Independent Engineer] has caused this certificate to be duly executed.

Dated:
       -------------

                                        [NAME OF INDEPENDENT ENGINEER]


                                        By:
                                            ------------------------------------
                                        [Name]
                                               ---------------------------------
                                        [Position]
                                                   -----------------------------


                                      A-1-6

                                   Annex B to
                             Production Certificate

[Attach copies of operating records, bills of lading and other data and documentation relating to Sulfide Project production and operations during relevant period, including data demonstrating compliance with the certifications set forth in the Production Certificate.]


                                      A-1-7

                                   Annex C to
                             Production Certificate

                 DESCRIPTION OF INDEPENDENT ENGINEER PROCEDURES

                      [To be completed at time of delivery]


                                      A-1-8

                                                                    Appendix A-2
                                                         to Completion Guarantee

                FORM OF EFFICIENCY CERTIFICATE - FULL COMPLETION

          I, [NAME OF SENIOR OFFICER], [title of Senior Officer] of the Borrower, hereby certify that:

     (a) Attached to this certificate as Annex B are copies of operating records and other data and documentation relating to production by and operation of the Sulfide Project during the Completion Test Period referred to in clause (b) below. Such documentation accurately reflects, in all material respects, the production and operation of the Sulfide Project during the period to which it relates, and evidences compliance with the certification set forth in clause
(c)(III) below.

     (b) (i) For purposes of this Certificate, the "Completion Test Period" is the same as the Completion Test Period referred to in the Production Certificate dated the date hereof provided by the Borrower to the Senior Facility Lenders (the "Production Certificate").

          (ii) The forecast usage, forecast consumption and forecast productivity figures set forth in each test below, identified in bold typeface, are based on the 2005 Plan. If the Reference Budget Plan used for the Production Certificate is different from the 2005 Plan but has been approved or certified (by the Borrower and Independent Engineer) as contemplated in clause (c) and Annex A of the Production Certificate, then such forecast figures will be adjusted to reflect the differences, provided the Independent Engineer concurs with such adjustments.

          (iii) If the actual average mine truck haulage distance during the Completion Test Period varies from the forecast average distance by more than 10%, then, the forecast usage, forecast consumption and forecast productivity figures set forth in each of clauses (A), (C), (D) and (E) of the mine test in clause (c)(I) below, identified in bold typeface, will be adjusted by that percentage difference.

     (c) EFFICIENCY TESTS

               (I) MINE. The relevant percentages to be computed (based on actual performance during the Completion Test Period) and relative weightings are the following:

                    (A)  FUEL:
                         Percentage: Average mining fleet diesel consumption per operating hour during the Completion Test Period, in gallons per operating truck hour, as a percentage of the forecast consumption of 41.4 U.S. GAL./hr.
                         Weighting: 10.0%

                    (B)  LOADING:
                         Percentage: Shovel operating hours to total tonnes of material loaded on mine trucks during the Completion Test Period as measured by the mine dispatch system, in mine operating hours to dry metric tonnes, as a percentage of the forecast ratio of 1 hr per 4,329 DMT.
                         Weighting: 6.0%

                    (C)  HAULAGE:
                         Percentage: Truck operating hours to total tonnes of material hauled from the mine and the ore stockpiles, during the Completion Test Period as measured by the mine dispatch system, in mine operating hours to dry metric tonnes, as a percentage of the forecast ratio of 1 hr per 548 DMT.
                         Weighting: 12.0%

                    (D)  LABOR:
                         Percentage: Total mine workforce operating hours to tonnes of material (including ore stockpiles) moved during the Completion Test Period, in mine workforce operating hours to dry metric tonnes, as a percentage of the forecast productivity ratio of 1 hr per 99.5 DMT.
                         Weighting: 8.0%

                    (E)  TIRES:
                         Percentage: Average mileage-life per mine truck tire (before replacement), in total tires used to total miles of mine truck haulage over the twelve-months period ending at the end of the Completion Test Period, as a percentage of the forecast rate of 1 tire per 64,000MI, provided that the Independent Engineer may agree to a substantially equivalent test.
                         Weighting: 4.0%

               (II) MILL. The relevant percentages to be computed (based on actual performance during the Completion Test Period) and relative weightings are the following:

                    (A)  POWER:
                         Percentage: Average electricity consumption per tonne of ore milled (including, concentrator, water supply and water return) during the Completion Test Period, in kilowatt hours per dry metric tonne of ore milled, as a percentage of the forecast rate of 22 KWH/dmt.
                         Weighting: 33.0%

                    (B)  LABOR:
                         Percentage: Average daily total mill workforce to total tonnes of ore milled during the Completion Test Period, in size of workforce to dry metric tonnes of ore milled, as a percentage of the forecast productivity ratio of 1 worker per 341DMT.
                         Weighting: 12.0%

                    (C)  WATER:
                         Percentage: Average liters of fresh water utilized per tonne of ore milled during the Completion Test Period, in liters per dry metric tonne of ore milled, as a percentage of the forecast usage rate of 516 l/dmt.
                         Weighting: 6.0%


                                      A-2-2

                    (D)  LIME:
                         Percentage: Average kilograms of lime utilized per tonne of ore milled during the Completion Test Period, in kilograms per dry metric tonne of ore milled, as a percentage of the forecast usage rate of 1.1 KG/dmt.
                         Weighting: 6.0%

                    (E)  FLOCCULANT:
                         Percentage: Average grams of flocculant utilized per tonne of ore milled during the Completion Test Period, in grams per dry metric tonne of ore milled, as a percentage of the forecast usage rate of 14 G/dmt.
                         Weighting: 3.0%

               (III) COMPOSITE TEST. Based on the actual performance of the
                    Sulfide Project during the Completion Test Period, the weighted average of the percentages computed under clauses
                    (A) through (E) of Section I and clauses (A) through (E) of
                    Section II above, combined, did not exceed 112.5%.

This is the certificate referred to in paragraph (b) of Section 2.01 of the Completion Guarantee, dated as of September 30, 2005, among the Parent Companies, the Administrative Agent and the Senior Facility Lenders, as the same may be amended from time to time (the "Completion Guarantee"). Capitalized terms used herein, except as otherwise defined herein, shall have the meanings assigned to them in the Completion Guarantee or, if not defined therein, Schedule Z to the Master Security Agreement, dated as of September 30, 2005, among the Borrower, the Senior Lenders, the Lead JBIC Arrangers, the Global Coordinators, the Lead Arrangers, the Administrative Agent, the Trustee, the Offshore Collateral Agent and the Collateral Agent, as the same may be amended from time to time (the "Master Security Agreement").

          IN WITNESS WHEREOF, I, [Name of Senior Officer], on behalf of the Borrower have caused this certificate to be duly executed.

Dated:
       -------------

                                        SOCIEDAD MINERA CERRO VERDE S.A.A.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                      A-2-3

                                   Annex A to

                             Efficiency Certificate

     [NAME OF INDEPENDENT ENGINEER] a _______________ organized under the laws of _____________ have performed such inspections, observations, analyses and other procedures which we have, in our reasonable judgment, deemed necessary for purposes of this certificate. Such procedures, and the names of our employees or agents who performed them, are described in Annex C to this certificate.

     Based on such procedures, we hereby certify that (1) we have no reason to believe that any of the certifications of the Borrower set forth hereinabove is not true and correct in all material respects as of the date hereof, and (2) we concur with the adjustments (if any) made to original forecasted figures in accordance with paragraph (ii) and paragraph (iii) of clause (b) of the foregoing certificate.

     IN WITNESS WHEREOF, [NAME OF SENIOR OFFICER OF INDEPENDENT ENGINEER] has caused this certificate to be duly executed.

Dated:
       -------------

                                        [NAME OF INDEPENDENT ENGINEER]


                                        By:
                                            ------------------------------------
                                        [Name]
                                               ---------------------------------
                                        [Position]
                                                   -----------------------------


                                      A-2-4

                                   Annex B to
                             Efficiency Certificate

[Attach copies of operating records and other data and documentation relating to Sulfide Project production and operations during relevant period, including data demonstrating compliance with the certifications set forth in the Efficiency Certificate.]


                                      A-2-5

                                   Annex C to
                             Efficiency Certificate

                 DESCRIPTION OF INDEPENDENT ENGINEER PROCEDURES

                      [To be completed at time of delivery]


                                      A-2-6

                                                                    Appendix A-3
                                                         To Completion Guarantee

                     FORM OF PHYSICAL FACILITIES CERTIFICATE

     I, [NAME OF SENIOR OFFICER], [title of Senior Officer] of the Borrower, hereby certify on behalf of the Borrower that:

     (a) Notwithstanding anything else herein, any and all of the items of equipment and facilities described in Annex A of this Appendix A-3, may be substituted in the actual Physical Facilities Certificate with alternative items of equipment and facilities having substantially equivalent or better mining and processing capabilities than those of the listed item, subject to the written concurrence of the Independent Engineer to be attached hereto.

     (b) (i) Between the dates of [_____] and [_____], [NAMES OF EMPLOYEES OR AGENTS], [TITLES], inspected the equipment and physical facilities of the Project. We have considered whether, in our reasonable judgment, the equipment and physical facilities described in Annex A (the "Physical Facilities") have been installed and have become operational, in each case at the time of such inspection. Our work involved inspection of equipment and facilities and operation thereof, only to the extent necessary to identify such equipment and facilities and the attributes thereof, if any, referred to in Annex A and to conclude whether such equipment and facilities have become operational. Such inspections and observations were those we, in our reasonable judgment, deemed necessary for the purposes of delivering this certificate.

          (ii) We have noted in the analysis attached hereto as Annex B a description of the equipment which we identified as meeting the requirement of each item listed in Annex A, together with a description thereof reasonably sufficient for purposes of such identification. The equipment measures and amounts stated in Annex B represent approximate figures and actual measures and amounts may vary depending upon various factors, including actual characteristics of available equipment. Where measures and amounts relating to the actual equipment installed are approximately those set forth in Annex A, we have deemed the installed equipment to be substantially the same as that described in Annex A and have stated the relevant amount or measure in the description included in Annex B.

          (iii) Based on and subject to the foregoing, as of the date hereof, equipment and physical facilities of the Project substantially the same as the Physical Facilities have been installed and have become operational.

     (c) As of the date hereof,


                                      A-3-1

          (i) the Borrower has delivered notification of its acceptance of delivery of, and its acceptance of substantially all work performed in connection with, each of the Physical Facilities for which such notification is required under the contracts or sub-contracts for the delivery, construction or installation of each such facility, to the relevant contractor or sub-contractor, in accordance with the contracts or sub-contracts for the delivery, construction or installation of each such facility (subject to the exceptions or conditions, if any, contained in such notification of acceptance, none of which shall have (individually or in the aggregate) a material adverse effect on the operation of the Project substantially as contemplated in the Primary Sulfide Mine Plan used by the Sponsors to prepare the Project Financial Model used for the April 7, 2005 Information Memorandum (the "Primary Sulfide Mine Plan") and the "Master Participation Agreement" and subject further to such warranties and similar conditions as are set out in such contracts or sub-contracts, except for any work the non-acceptance of which will not (individually or in the aggregate) have a material adverse affect on the operation of the Project,

          (ii) the Borrower has provided to the Independent Engineer each certificate of system completion to be delivered by contractors and sub-contractors in connection with the acceptance of work described herein,

          (iii) substantially all payments required as of the date hereof in respect of such contracts and sub-contracts have been made and the Borrower has available the funds necessary to make any remaining payments under such contracts and sub-contracts (but solely as they relate to the Physical Facilities described in Annex B) as and when they become due and,

          (iv) as of the date hereof,

               (x) the Physical Facilities have been paid for by the Borrower or,

               (y) as to those Physical Facilities which have not been so paid for, the Borrower has sufficient funds available to it to make such payments.

     (d) As of the date hereof, the items and quantities of capital spares inventory set forth in Annex C hereto are either on hand at a facility of the Project in Peru or the Borrower has entered into arrangements to procure such items in the quantities set forth in such Annex C, and such arrangements shall have been made pursuant to an established procurement system that will provide spares and consumables in a sound and efficient manner such that such spares and consumables can be expected to be on hand at the Project's facilities within 120 days (or, in the case of any items of such inventory which have been taken from inventory and put into use subsequent to Start-up of Commercial Production, such longer periods as are required by delivery schedules). As of the date


                                      A-3-2
hereof, the items and quantities of consumables set forth in Annex C are either on hand at a facility of the Project in Peru or have been purchased by the Borrower.

     (e) As of the date hereof, (1) the Physical Facilities includes the four High Pressure Grinding Rolls (HPGR) and the four Ball Mills constructed and installed at the Project and (2) the Borrower has delivered (or attached hereto) a certificate of an authorized officer of the Borrower stating that the Borrower has paid out the entire contract price.

     Our work for purposes of this certificate did not involve any appraisal of the quality, actual performance characteristics or operating history or prospects of the equipment and facilities and, accordingly, this certificate should not be taken as a representation that such equipment or facilities are free of defects, will perform at their design or nameplate capacities or will otherwise function for the purposes for which they were designed or installed.

     This is the certificate referred to in paragraph (c) of Section 2.01 of the Completion Guarantee, dated as of September 30, 2005, among the Parent Companies, the Administrative Agent and the Senior Facility Lenders, as the same may be amended from time to time (the "Completion Guarantee"). Capitalized terms used herein, except as otherwise defined herein, shall have the meanings assigned to them in the Completion Guarantee or, if not defined therein, the meanings assigned to them in Schedule Z to the Master Security Agreement, dated as of September 30, 2005, among the Borrower, the Senior Lenders, the Lead JBIC Arrangers, the Global Coordinators, the Lead Arrangers, the Administrative Agent, the Trustee, the Offshore Collateral Agent and the Collateral Agent, as the same may be amended from time to time (the "Master Security Agreement").


                                      A-3-3

     IN WITNESS WHEREOF, I, [NAME OF SENIOR OFFICER], on behalf of the Borrower have caused this certificate to be duly executed.

Dated:
       -------------

                                        SOCIEDAD MINERA CERRO VERDE S.A.A.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                      A-3-4

     [NAME OF INDEPENDENT ENGINEER] a _______________ organized under the laws of _____________ has performed such inspections, observations, analyses and other procedures which we have, in our reasonable judgment, deemed necessary for purposes of this certificate. Such procedures, and the names of our employees or agents who performed them, are described in Annex D to this certificate. Based on such procedures, we hereby certify that we have no reason to believe that each of the certifications of the Borrower set forth hereinabove is not true and correct in all material respects as of the date hereof.

     We concur with any changes to the Annex A as provided in clause (a) of the Physical Facilities Certificate.

     In our opinion, the list of Capital Spares and Key Consumable Inventory attached as Annex C is reasonable.

     IN WITNESS WHEREOF, [NAME OF SENIOR OFFICER OF INDEPENDENT ENGINEER] has caused this certificate to be duly executed.

Dated:
       -------------

                                        [NAME OF INDEPENDENT ENGINEER]


                                        By:
                                            ------------------------------------
                                        [Name]
                                               ---------------------------------
                                        [Position]
                                                   -----------------------------


                                      A-3-5

                                                                         Annex A
                                              to Physical Facilities Certificate

                  EQUIPMENT AND PHYSICAL FACILITIES DESCRIPTION

Area 3100 Primary Crushing & Coarse Ore Handling

Area 3100 includes a 500 tonne truck dump box positioned directly above a gyratory crusher. Crushed ore is reclaimed from a surge pocket beneath the crusher by a variable-speed apron feeder which transfers ore onto coarse ore transfer conveyor CV-001. The coarse ore stockpile feed conveyor CV-002 receives primary crushed ore from CV-001 and discharges it onto the coarse ore stockpile.

The truck dump box, crusher support, surge pocket, apron feeder support, and area for the tail section of the transfer conveyor are of concrete construction. A structural steel service tower on the open side of the crusher station houses the crusher hydraulic room and electrical room. A crusher cab is located at the top of the service tower adjacent to the truck dump box.

Major equipment includes:

     - Primary gyratory crusher - FFE 60 inch x 113 inch crusher with 746 kW drive motor

     -    Rock breaker - BTI hydraulically operated pedestal mounted breaker

     -    Jib crane - HMB 120t/20t pedestal mounted crane

     -    Apron feeder - FFE 2.7 m wide apron feeder / 320 kW hydraulic drive

     - Coarse ore transfer conveyor - 1.8 m wide x approximately 100 m long/ 1 x 447 kW

     - Coarse ore conveyor - 1.8 m wide x approximately 700 m long/ 3 x 1044 kW

Area 3200 Secondary and Tertiary Crushing and Conveying

Area 3200 includes a reclaim tunnel and four feeders to reclaim primary crushed ore to feed the secondary/tertiary crushing plant. The crushing plant is an open structural steel building approximately 70 m x 74 m in footprint. The crushing plant includes secondary screens and crushers, tertiary HPGR (high pressure grinding roll) crushers, screens, feeders, conveyors and storage bins. Product from the tertiary crushers discharges onto a conveyor system to the ball mills.

Major equipment includes:


                                      A-3-6

     - Coarse ore reclaim feeders - 4# - FFE 1.8 m wide apron feeders / 150 kW hydraulic drives

     -    Coarse ore reclaim conveyor - 2.1 m wide / 2 x 111 kW motors

     -    Coarse ore tripper conveyor - 2.1 m wide / 2 x 597 kW motors

     - Coarse ore surge bins - 4 # sections 800 tonne capacity each - steel construction

     -    Coarse ore screens - 4# - Ludowici 3.5 x 8 m vibrating banana screens

     -    Secondary crushers - 4# - Metso MP1000 crushers / 750 kW drives

     -    Secondary crusher discharge conveyor - 1.8 m / 2 x 447 kW motors

     -    Secondary crusher product transfer conveyor - 2.1 m / 1 x 111 kW motor

     -    Coarse ore screen undersize conveyor - 1.8 m / 2 x 447 kW motors

     - Coarse ore screen undersize transfer conveyor - 2.1 m / 1 x 111 kW motor

     -    HPGR surge bin feed conveyor - 2.1 m wide / 2 x 597 kW motors

     - HPGR feed bins - 4# sections 1200 tonne capacity each - steel construction

     -    HPGR crusher feeders - 4# CEI 1.5 m wide belt feeders / 150 kW drives

     -    HPGR discharge conveyor - 2.1 m wide / 3 x 597 kW motors

     -    HPGR product conveyor - 2.1 m wide / 2 x 597 kW motors

     -    HPGR - 4# Polysius 2.4m x 1.7m 5000 kW


Area 3300 Grinding

Area 3300 includes ball mill feed surge bins from which ore is reclaimed by belt feeders and transferred directly onto ball mill feed wet screens. Oversize material from the screens is discharged onto a conveyor for recirculation to the crushing HPGRs. Screen undersize is discharged directly to the ball mill cyclone feed sumps. The four grinding lines each consist of dual screens, ball mill, sump and cyclone feed pump, and a cyclone cluster. For each line, the ball mill discharge and screen undersize product discharges to a single sump, from which the single cyclone feed pump feeds to the cyclone cluster. The grinding circuit facilities are installed within an open structure that supports service cranes for the mills and cyclones.

Major equipment includes:

     - Ball mill feed surge bins - 4# sections 5000 tonne capacity each - reinforced concrete construction

     - Ball mill screen feeders - 4# CEI 2.1 m wide belt feeders / 261 kW drives

     - Ball mill feed screens - 8# Ludowici 3 x 7.3 m double deck banana screens

     -    Ball mill screen oversize conveyor - 1.8 m wide / 1 x 597 kW motor


                                      A-3-7

     - Ball mills - 4# Polysius 7.3 m diameter x 10.7 m long shell supported mills with 12MW wrap around motors

     - Primary cyclone feed pumps - 4# Krebs Millmax 28" x 26" pumps / 1120 kW motors

     -    Primary cyclones - 4# Krebs cyclone clusters with 8 - 840 mm cyclones

Area 3400 Copper Flotation

Area 3400 includes rougher-scavenger flotation, regrind milling, and cleaner flotation. The rougher-scavenger flotation circuit consists of four rows of 10 agitated flotation cells. Concentrate from the rougher-scavenger flotation cells is split into two streams and treated separately in the regrind circuits before being combined in the final cleaner circuit.

Major equipment includes:

     - Rougher flotation cells - 4 rows of 10 Dorr-Oliver Eimco 160 m3 cells with 185 kW mechanisms

     - Rougher concentrate polishing mills - 2 # Metso SMD-355 polishing mills with 355 kW drives

     - Regrind mills - 3# Metso VTM 1500 vertical tower mills with 1118 kW drives

     -    Column cells - 4# MinnovEX 5 m x 12 m column cells

     - Cleaner/Scavenger flotation cells - 1 row of 4 cleaner and 6 scavenger Dorr-Oliver Eimco 160 m3 cells with 185 kW mechanisms

Area 3500 Molydenum Plant

The molybdenum circuit processes the copper-molybdenum (Cu-Mo) bulk concentrate. The bulk concentrate is treated through rougher/scavenger flotation cells and cleaner flotation cells to produce final molybdenum concentrate. The tailing from the Mo circuit is the final Cu concentrate and is transferred to the Cu concentrate thickener. The Mo plant is located in an open outdoor structure with a roof extending over the filter/dryer area.

Major equipment includes:

     -    Cu-Mo Concentrate thickener - Delkor 30 m diameter high rate thickener

     - Mo rougher flotation cells - 4# Dorr-Oliver Eimco 30 m3 flotation cells with 55 kW mechanisms

     - Mo rougher/scavenger flotation cells - 2# Dorr-Oliver Eimco 30 m3 covered flotation cells with 55 kW mechanisms


                                      A-3-8

     - Mo 1st cleaner flotation cells - 7# 8.5 m3 Dorr-Oliver Eimco flotation cells with 22 kW mechanisms

     - Mo cleaner scavenger flotation cells - 7# 4.2 m3 Dorr-Oliver Eimco flotation cells with 11 kW mechanisms

     - Mo 1st cleaner concentrate thickener - Delkor 15 m diameter high rate thickener

     - Mo cleaner column cells - 5# MinnovEX 1 m to 2.6 m diameter by 12 m column cells

     -    Mo concentrate filter - 1 # Larox 12.6 m2 filter

     -    Mo concentrate dryer - 1 # 19 m2 dryer

Area 3600 Concentrate Dewatering & Loadout

Mo scavenger flotation tailing is thickened in a 20 m diameter Cu concentrate thickener and then transferred to 2 agitated storage tanks. The concentrate is pumped from the tanks to one of two copper concentrate filters located in an enclosed structure above a 3600 tonne capacity storage area. The concentrate is transferred by a front-end loader onto a conveyor to load trucks for shipment offsite.

Major equipment includes:

     -    Cu concentrate thickener - Delkor 20 m high rate thickener

     - Cu concentrate storage tanks - 2# - 11 m dia. x 11 m high storage tanks with Lightnin 56 kW agitators

     -    Cu concentrate filters - 2# - Larox 144 m2 filters

Area 3700 Tailing Thickening

The tailing thickening circuit in the concentrator area consists of two 75 m diameter high rate thickeners, thickener underflow pumps, thickener overflow reclaim water tank, and associated pumps.

Major equipment includes:

Tailing thickeners - 2# 75m Dorr-Oliver Eimco thickeners complete with launders

Area 4000 - Tailing Storage Facility

The tailing storage facility consists of an earthen starter embankment that is built up over time using sand from the hydro-cyclones processing the thickened tailing. Fine tailing are deposited behind the tailing embankment. Supernatent water from deposited tailing is recovered using 3 barges. The water is routed using CS piping to the tailing cyclones and the Concentrator plant.


                                      A-3-9

Major Equipment includes:

Cyclones - primary stage -Krebs 2 banks of 20-model gMax15-3264 with 18 installed, secondary stage Krebs 1 bank of 26-model gMax26-3137 with 14 installed

Barge Pumps - 5 off on 2 barges plus 2 on 1 barge (total 7) Goulds VIT-FF 24x28 GHXC-30BHC c/w 1300 HP motors

Reclaim Distribution system - 4 off Goulds VIC-T 12x14x16 GHXC-16GHC, 6 stage vertical turbine pumps c/w 800 HP motors

Booster Pumps - 2 stations each with 4 off ITT-Goulds model 9800 20x16L-WSFH/6V c/w 1200 HP motors

Seepage Reclaim - 3 off Goulds VIT-FF 8x16 BLC 14 stage vertical turbine c/w 800 HP motors


                                     A-3-10

                                                                         Annex B
                                              to Physical Facilities Certificate

                               PHYSICAL FACILITIES
                                   DESCRIPTION

       Facility or Equipment Required
by Appendix [__] of the Master Participation       Description of Facility or
            Agreement, as amended                 Equipment Actually Installed
--------------------------------------------   ---------------------------------

--------------------------------------------   ---------------------------------

--------------------------------------------   ---------------------------------

--------------------------------------------   ---------------------------------

--------------------------------------------   ---------------------------------

--------------------------------------------   ---------------------------------

--------------------------------------------   ---------------------------------

--------------------------------------------   ---------------------------------

--------------------------------------------   ---------------------------------

--------------------------------------------   ---------------------------------

--------------------------------------------   ---------------------------------

--------------------------------------------   ---------------------------------

--------------------------------------------   ---------------------------------

--------------------------------------------   ---------------------------------

--------------------------------------------   ---------------------------------

--------------------------------------------   ---------------------------------

--------------------------------------------   ---------------------------------


                                     A-3-11

                                                                         Annex C
                                              to Physical Facilities Certificate

                               CAPITAL SPARES AND
                            KEY CONSUMABLES INVENTORY

[this list will be defined from the purchase orders issued for the approximately
     $14 million of spares allowed for in the budget - this document will be prepared by the Borrower at the time of completion and will be reviewed for its reasonableness by the Independent Engineer]

      ALL SPARES ARE TO BE OF EQUIVALENT QUALITY TO THE ITEMS THEY REPLACE.

CAPITAL SPARES AND KEY CONSUMABLE INVENTORY

I.   REQUIRED CAPITAL SPARES

A.   HGPR MECHANICAL SPARES

     [TBD]

B.   HPGR DRIVE SPARES MOTOR

     [TBD]

C.   MAIN TRANSFORMER

     [TBD]

D.   GYRATORY CRUSHER SPARES

     [TBD]

E.   COARSE ORE CONVEYOR SYSTEM SPARES

     [TBD]

F.   BALL MILL SPARES

     [TBD]

G.   REGRIND VERTIMILL SPARES

     [TBD]


                                     A-3-12

H.   LIME VERTIMILL SPARES

     [TBD]

I.   THICKENER SPARES

     [TBD]

J.   CONCENTRATE SLURRY AGITATOR SPARES

     [TBD]

II.  REQUIRED CONSUMABLES INVENTORY

     [TBD]


                                     A-3-13

                                                                         Annex D
                                              to Physical Facilities Certificate

                 DESCRIPTION OF INDEPENDENT ENGINEER PROCEDURES

                      [To be completed at time of delivery]


                                     A-3-14

                                                                    Appendix A-4
                                                         To Completion Guarantee

                    FORM OF INSURANCE COMPLETION CERTIFICATE

     I, [NAME OF SENIOR OFFICER OF BORROWER], [TITLE OF SENIOR OFFICER] of Borrower, hereby certify, as of the date hereof, that all insurance coverage required to be in full force and effect after the Start-up of Commercial Production pursuant to Section 8.01 of the Master Participation Agreement is in full force and effect in all material respects.

     This is the certificate referred to in clause (d) of Section 2.01 of the Completion Guarantee dated as of September 30, 2005, among the Parent Companies, the Administrative Agent and the Senior Facility Lenders, as the same may be amended from time to time (the "Completion Guarantee"). Capitalized terms used herein, except as otherwise defined herein, shall have the meanings assigned to them in the Completion Guarantee or, if not defined therein, the meanings assigned to them in Schedule Z to the Master Security Agreement, dated as of September 30, 2005, among the Borrower, the Senior Lenders, the Lead JBIC Arrangers, the Global Coordinators, the Lead Arrangers, the Administrative Agent, the Trustee, the Offshore Collateral Agent and the Onshore Collateral Agent, as the same may be amended from time to time (the "Master Security Agreement").

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


                                     A-4-1

     IN WITNESS WHEREOF, I, [NAME OF SENIOR OFFICER OF BORROWER] have caused this certificate to be duly executed.

Dated:
       -------------

                                        [NAME OF SENIOR OFFICER OF BORROWER]


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

     Aon Risk Services, Inc., a _____________ organized under the laws of ____________, hereby certifies that it concurs with the certification of the Borrower set forth hereinabove as of the date hereof.

     IN WITNESS WHEREOF, Aon Risk Services, Inc. has caused this certificate to be duly executed.

Dated:
       -------------

                                        AON RISK SERVICES, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                     A-4-2

                                                                    Appendix A-5
                                                         to Completion Guarantee

                      FORM OF LEGAL COMPLETION CERTIFICATE

     I, [NAME OF SENIOR OFFICER OF BORROWER], [TITLE OF SENIOR OFFICER] of the Borrower, hereby certify that, as of the date hereof:

          (a) No MPA Default, MPA Event of Default, or Event of Political Force Majeure has occurred and is Continuing.

          (b) Each of the Project Documents and Security Documents is in full force and effect in all material respects or, in the case of Project Documents, has been replaced in accordance with the Master Participation Agreement with an agreement that is in full force and effect.

          (c) The Water License is in full force and effect in all material respects.

          (d) The security interests required under the Master Security Agreement and purported to be created by or pursuant to the Security Documents have been created and are perfected to the extent required under the Master Security Agreement and are in full force and effect in all material respects, subject to the qualifications and exceptions set forth in the opinion of Peruvian counsel to the Borrower delivered at Closing.

          (e) The Peruvian Governmental Approvals listed in Annex B have been obtained and are in full force and effect in all material respects.

          (f) All other material Peruvian Governmental Approvals, that are required as of the date hereof, for operation of the Sulfide Project and the Current Operations have been obtained and are in full force and effect in all material respects.

          (g) Each of the Offtake Agreements is in full force and effect.

          (h) Attached is a true and correct copy of a legal opinion of Rodrigo, Elias & Medrano, Abogados, Peruvian counsel to the Borrower,* substantially in

----------
* This firm may be replaced by the Borrower with any other Peruvian counsel reasonably acceptable to the [Majority Facility Lenders].


                                     A-5-1
     the form attached hereto as Annex A and addressed to the undersigned and the Senior Facility Lenders, which confirms the matters set forth in paragraphs (c), (d) and (e) above.

     This is the certificate referred to in clause (e) of Section 2.01 of the Completion Guarantee dated as of September 30, 2005, among the Parent Companies, the Administrative Agent and the Senior Facility Lenders, as the same may be amended from time to time (the "Completion Guarantee"). Capitalized terms used herein, except as otherwise defined herein, shall have the meanings assigned to them in the Completion Guarantee or, if not defined therein, the meanings assigned to them in Schedule Z to the Master Security Agreement, dated as of September 30, 2005, among the Borrower, the Senior Lenders, the Lead JBIC Arrangers, the Global Coordinators, the Lead Arrangers, the Administrative Agent, the Trustee, the Offshore Collateral Agent and the Onshore Collateral Agent, as the same may be amended from time to time (the "Master Security Agreement").

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


                                     A-5-2

     IN WITNESS WHEREOF, I, [NAME OF SENIOR OFFICER OF BORROWER] have caused this certificate to be duly executed.

Dated:
       -------------

                                        [NAME OF SENIOR OFFICER OF BORROWER]


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                     A-5-3

                                                                      Annex A to
                                                    Legal Completion Certificate

                              FORM OF LEGAL OPINION


                                     A-5-4

                              Legal opinion of Rodrigo, Elias & Medrano Abogados
                                                  (Legal Completion Certificate)

Lima, __________

Sociedad Minera Cerro Verde S.A.A.
[Japan Bank for International Cooperation]
[KfW]
[CALYON New York Branch]
[The Royal Bank of Scotland plc]
[The Bank of Nova Scotia]
[Mizuho Corporate Bank, Ltd.]
[Sumitomo Mitsui Banking Corporation, as Lead JBIC Arranger]
[The Bank of Tokyo-Mitsubishi, Ltd., as Lead JBIC Arranger]
[Other Senior Facility Lenders]

Ladies and Gentlemen:

We have acted as special Peruvian counsel to Sociedad Minera Cerro Verde S.A.A. (the "Borrower") in connection with the Master Participation Agreement, dated __________, among the Borrower, the Senior Facility Lenders, the Lead JBIC Arrangers, the Global Coordinators, the Lead Arrangers and the Administrative Agent.

Unless otherwise expressly provided herein, all capitalized terms used but not defined herein shall have the respective meanings given to such terms in Schedule Z to the Master Security Agreement referred to in Recital J of the Master Participation Agreement. The term "Water License" shall mean [description of the Water License]. The term "Security Agreements" shall mean, collectively, the Mining Mortgage Agreement, dated __________, between the Borrower and the Onshore Collateral Agent, [the Mortgage Agreement, dated __________, between the Borrower and the Onshore Collateral Agent,](1) the Mining Pledge Agreement, dated __________, between the Borrower and the Onshore Collateral Agent, the Mining Floating Pledge Agreement, dated __________, between the Borrower and the Onshore Collateral Agent, and the Share Pledge Agreement, dated __________, among each of the Shareholders and the Onshore Collateral Agent. The term "Opinion Peruvian

----------
(1) Include only if required to be executed prior to rendering this opinion in accordance with the Master Participation Agreement.


                                     A-5-5

Governmental Approvals" shall mean, collectively, the Peruvian Governmental Approvals listed in Exhibit A.

This opinion is delivered at the request of the Borrower in order to be attached by the Borrower to the Legal Completion Certificate referred to in Section 2.01(e) of the Completion Guarantee.

In rendering this opinion, we have reviewed copies of the Water License and the Opinion Peruvian Governmental Approvals and assumed that, at the time of so doing, the officials which executed the Water License and the Opinion Peruvian Governmental Approvals were duly authorized and had the power and authority to execute the Water License and the Opinion Peruvian Governmental Approvals on behalf of the relevant Peruvian Governmental Authority.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic originals of all documents submitted to us as copies. In addition, we have examined such corporate records, certificates and other documents of the Borrower and such certificates of CAVALI ICLV S.A., and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, we are of the opinion that:

1.   The Water License is in full force and effect in all material respects.

2. The first priority Liens in favor of the Onshore Collateral Agent, for the benefit and on behalf of the Secured Parties, purported to be created by or pursuant to the Security Agreements are in full force and effect in all material respects.

3. The Opinion Peruvian Governmental Approvals are in full force and effect in all material respects.

The foregoing opinions are limited to matters involving the laws of Peru and we do not express any opinion as to the law of any other jurisdiction. Our opinions set forth herein are based upon the facts in existence and laws in effect as of the date hereof and we expressly disclaim any obligation to update our opinions herein with respect to any changes in such facts or laws that may come to our attention after delivery of this opinion.

We provide this opinion to you in our capacity as Peruvian counsel to the Borrower and this opinion may not be relied for any purpose other than in


                                     A-5-6
connection with the Legal Completion Certificate referred to in Section 2.01(e) of the Completion Guarantee without, in each instance, our prior written consent.

Very truly yours,


-------------------------------------


                                     A-5-7

                                    Exhibit A

                 List of Opinion Peruvian Governmental Approvals

- Third phase of the approval of the Beneficiation Concession expansion by the General Directorate of Mining of the Ministry of Energy and Mines;

- Approval of the Mines Closure Plan for the Sulfide Project by the General Directorate of Mining Environmental Affairs of the Ministry of Energy and Mines;

- Approval of the Environmental Impact Study for the 220 KV transmission line by the General Directorate of Environmental Affairs of the Ministry of Energy and Mines;

- Approval of the concession for the 220 KV transmission line by the General Directorate of Electricity of the Ministry of Energy and Mines; and

- Approval of the amendment to the Environmental Impact Study for the Sulfide Project regarding the bi-modal transport of concentrates to the Port of Matarani by the General Directorate of Mining Environmental Affairs of the Ministry of Energy and Mines and the Ministry of Transportation and Communications.


                                     A-5-8

                                                                      Annex B to
                                                    Legal Completion Certificate

                PERUVIAN GOVERNMENTAL APPROVALS TO BE COVERED IN
                            COMPLETION LEGAL OPINION

- Approval of the Closure Plan for the Mines and the Sulfide Project by the Ministry of Energy and Mines.

- Approval of the Environmental Impact Study for the 220 KV line by the Ministry of Energy and Mines.

- Approval by the Electrical Direction of the Ministry of Energy and Mines of the concession for the 220 KV Transmission Line.

- Third phase of the approval of the beneficiation concession expansion and the construction permit to be granted after completion of the construction and inspection process.

- Approval of an amendment to the Environmental Impact Study for the Sulfide Project regarding the bi-modal transport of concentrates to the Matarani port.


                                     A-5-9

                                                                    Appendix A-6
                                                         to Completion Guarantee

                  FORM OF I.A. FINANCIAL COMPLETION CERTIFICATE

     We, [NAME OF INDEPENDENT PUBLIC ACCOUNTANTS], Independent Public Accountants of the Borrower, hereby certify that, as of the month-end immediately preceding the date hereof:

          (a) The credit balance of the Senior Debt Service Reserve Sub-Account is equivalent to or greater than fifty percent (50%) of the next succeeding Senior Debt Service Installment.

          (b) The Borrower does not have Working Capital Debt outstanding.

     This is the certificate referred to in clause (f) of Section 2.01 of the Completion Guarantee dated as of September 30, 2005, among the Parent Companies, the Administrative Agent and the Senior Facility Lenders, as the same may be amended from time to time (the "Completion Guarantee"). Capitalized terms used herein and in any annex hereto, except as otherwise defined herein, shall have the meanings ascribed thereto in the Completion Guarantee or, if not defined therein, the meanings ascribed to such terms in Schedule Z to the Master Security Agreement among the Borrower, the Senior Lenders, the Lead JBIC Arrangers, the Global Coordinators, the Lead Arrangers, the Administrative Agent, the Trustee, the Offshore Collateral Agent and the Onshore Collateral Agent dated as of September 30, 2005, as the same may be amended from time to time (the "Master Security Agreement").

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


                                      A-6-1

     IN WITNESS WHEREOF, we, [NAME OF INDEPENDENT PUBLIC ACCOUNTANTS], have caused this certificate to be duly executed.

Dated:
       -------------
                                        [NAME OF INDEPENDENT PUBLIC ACCOUNTANTS]


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                     A-6-2

                                                                    Appendix A-7
                                                         to Completion Guarantee

                FORM OF BORROWER FINANCIAL COMPLETION CERTIFICATE

     I, [NAME OF SENIOR OFFICER OF THE BORROWER], hereby certify that, as of the month-end immediately preceding the date hereof:

     (a) All undisputed amounts owing to Fluor Daniel Sucursal Del Peru and Fluor Canada Ltd. pursuant to the Construction Agreements have either been paid in full or have been fully reserved by the Borrower.

     This is the certificate referred to in clause (g) of Section 2.01 of the Completion Guarantee dated as of September 30, 2005, among the Parent Companies, the Administrative Agent and the Senior Facility Lenders, as the same may be amended from time to time (the "Completion Guarantee"). Capitalized terms used herein, except as otherwise defined herein, shall have the meanings assigned to them in the Completion Guarantee or, if not defined therein, the meanings assigned to them in Schedule Z to the Master Security Agreement, dated as of September 30, 2005, among the Borrower, the Senior Lenders, the Lead JBIC Arrangers, the Global Coordinators, the Lead Arrangers, the Administrative Agent, the Trustee, the Offshore Collateral Agent and the Onshore Collateral Agent, as may be amended from time to time (the "Master Security Agreement").

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


                                     A-7-1

     IN WITNESS WHEREOF, I, [NAME OF AUTHORIZED OFFICER OF BORROWER] have caused this certificate to be duly executed.

Dated:
       -------------

                                        [NAME OF AUTHORIZED OFFICER OF BORROWER]


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                     A-7-2

                                                                    Appendix A-8
                                                         to Completion Guarantee

                        FORM OF ENVIRONMENTAL CERTIFICATE

     I, [NAME OF SENIOR OFFICER], [TITLE OF SENIOR OFFICER] of the Borrower, hereby attests that, as of the date hereof:

          (a) Construction of the Sulfide Project complies in all material respects with, and the Sulfide Project is being operated in all material respects in compliance with, the Environmental Guidelines.

          (b) Construction of the Sulfide Project and the operations and properties of the Borrower are in compliance with the JBIC Environmental Guidelines, except for any immaterial issues of non-compliance of which the Borrower is not specifically aware and as to which no remedial action has been requested by any applicable Governmental Authority.

          (c) The independent review board of the Sulfide Project has approved the Operational and Maintenance and Instrumentation Procedure Manuals for the Tailings Storage Facility, which plans were developed by the Borrower as required by Annex D (Application of the EA to Large Dams and Reservoirs) of Operational Policy 4.01 (Environmental Assessment).

          (d) The Closure Plan has been submitted in final form to all applicable Governmental Authorities and is in compliance with the Environmental Guidelines and all applicable Peruvian environmental laws, rules and regulations of the applicable Governmental Authorities, except where non-compliance is immaterial and all reasonable efforts are being made to promptly remedy such non-compliance.

          (e) Construction of the Sulfide Project conforms with, and the Sulfide Project is being operated in compliance with, all applicable Peruvian environmental laws, rules and regulations, except where non-compliance is immaterial and all reasonable efforts are being made to promptly remedy such non-compliance.

     This is the certificate referred to in paragraph (h) of Section 2.01 of the Completion Guarantee dated as of September 30, 2005, among the Parent Companies, the Administrative Agent and the Senior Facility Lenders, as the same may be amended from time to time (the "Completion Guarantee"). Capitalized terms used herein, except as otherwise defined in the Completion Guarantee, shall have the meanings ascribed thereto


                                     A-8-1
in Schedule Z to the Master Security Agreement among the Borrower, the Senior Lenders, the Lead JBIC Arrangers, the Global Coordinators, the Lead Arrangers, the Administrative Agent, the Trustee, the Offshore Collateral Agent and the Onshore Collateral Agent dated as of September 30, 2005, as the same may be amended from time to time (the "Master Security Agreement").


                                     A-8-2

     IN WITNESS WHEREOF, I, [NAME OF SENIOR OFFICER], have caused this certificate to be duly executed.

Dated:
       -------------

                                        SOCIEDAD MINERA CERRO VERDE S.A.A.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Senior Officer


                                     A-8-3

     We, [NAME OF INDEPENDENT ENGINEER] organized under the laws of _____________ have performed such inspections, observations, analyses and other procedures which we have, in our reasonable judgment, deemed necessary for purposes of this certificate. Such procedures, and the names of our employees or agents who performed them, are described in Annex A to this certificate. Based on such procedures, we hereby certify that we have no reason to believe that the certifications of the Borrower set forth in paragraphs (a) and (b) above are not true and correct in all material respects as of the date hereof.

     IN WITNESS WHEREOF, [NAME OF SENIOR OFFICER OF INDEPENDENT ENGINEER] has caused this certificate to be duly executed.

Dated:
       -------------

                                        [Name of Independent Engineer]


                                        By:
                                            ------------------------------------
                                        [Name]
                                               ---------------------------------
                                        [Position]
                                                   -----------------------------


                                     A-8-4

                                                                         Annex B
                                                                 To Appendix A-8

     "Environmental Guidelines": means to the extent applicable under the Equator Principles (a) World Bank Environmental, Health and Safety Guidelines
(i) Mining and Milling - Open Pit dated August 11, 1995, (ii) Pollution Abatement and Prevention Handbook 1998: General Environmental Guidelines, (iii) Operational Policy 4.01 (Environmental Assessment), (iv) Operational Policy 4.04 (Natural Habitats), (v) Operational Policy 4.11 (Cultural Property), (vi) with respect to the tailings dam, Operational Policy 4.37 (Dam Safety), and (vii) Pollution Abatement and Prevention Handbook 1998: Part III Project Guidelines, Monitoring, and Base Metal and Iron Ore Mining, each as in effect as of the date of the Master Participation Agreement, and (b) IFC Safeguard Policies dated September 1998 as in effect as of the date of the Master Participation Agreement.

                                                                    Appendix A-9
                                                         to Completion Guarantee

               FORM OF PRODUCTION CERTIFICATE - PARTIAL COMPLETION

          I, [NAME OF SENIOR OFFICER], [title of Senior Officer] of the Borrower, hereby certify that:

     (a) Attached to this certificate as Annex B are copies of operating records, bills of lading and other data and documentation relating to production by the Borrower during the periods referred to in clause (e) below. Such documentation accurately reflects, in all material respects, the production of the Borrower during the period to which it relates, and evidences compliance with the certifications set forth in sections (i) through (vii) of clause (g) below.

     (b) All sampling procedures relevant to the matters covered by this certificate were conducted by the Borrower in accordance with standard international mining practices; all assaying was conducted by the Borrower in accordance with standard international mining practices. The sampling locations and laboratory assay procedures have been verified by the Independent Engineer.

     (c) The Independent Engineer was provided with the Borrower's most recently approved Three Year Budget Plan (the "Reference Budget Plan") that covers the Completion Test Period, together with (i) the current block model and mine plan (together, the "Current Mine Plan") related to the Reference Budget Plan and
(ii) the past 12 months' operating reports for the Borrower. The Reference Budget Plan and the Current Mine Plan are in all material respects consistent with, and contemplate life-of-loan operating and production results not materially divergent from those projected in, the Primary Sulfide Mine Plan and Project Financial Model (together, the "2005 Plan") on which the April 7, 2005 Information Memorandum delivered to the Senior Facility Lenders was based (except for such material changes thereto, if any, as have been previously furnished to the Senior Facility Lenders, reported on by the Independent Engineer, and approved by the Majority Facility Lenders). [SELECT ONE: "The foregoing certification can be made" OR "The foregoing certification cannot be made. Accordingly, all subsequent references in this Certificate to "Reference Budget Plan" and "Current Mine Plan" shall mean the 2005 Plan."]

     (d) The Reference Budget Plan was provided to the Independent Engineer at least 30 Business Days' prior to the start of the Completion Test Period. Notice of the start of the Completion Test Period was given to the Independent Engineer at least 15 days prior to the start of such period. The Current Mine Plan was substantially adhered to during the Completion Test Period.

     (e) The "Completion Test Period" began on [start date] and ended on [date], and comprised at least 45 Operating Days falling outside of the traditional "wet" months of January, February and March.

     (f) For purposes of this certificate,

          (i) "Completion Test Period" is defined as a period of 90 Operating Days in any 100-day continuous period.

          (ii) "Operating Day" is defined as any day other than a day on which
               (a) the operations of the Sulfide Project ceased for more than 12 continuous hours due to force majeure or (b) work at the Sulfide Project was prohibited by applicable law or labor agreement.

          (iii) "force majeure" is defined as an act of God, labor dispute and industrial action of any kind (including, without limitation, a strike, interruption, slowdown and other similar action on the part of organized labor), a lockout, act of the public enemy, war (declared or undeclared), civil war, sabotage, blockade, revolution, riot, insurrection, civil disturbance, terrorism, epidemic, cyclone, tidal wave, landslide, lightning, earthquake, flood, storm, fire, adverse weather conditions, expropriation, nationalization, act of eminent domain, laws, rules, regulations or orders of governmental authority, acts of other private and public companies, explosion, breakage or accident to machinery or equipment or pipe or transmission line or other facility not of a systemic nature, embargo, inability to obtain or delay in obtaining equipment, materials, transport, event of political force majeure or any event whether similar to the foregoing or not which is not within the reasonable control of the Borrower, and which has a material adverse effect on the ability of the Borrower to perform its obligations, including, without limitation, such event which has a material adverse effect on the ability of the Borrower to mine, produce or ship copper concentrate.

     (g) COMPLETION TEST.

     During the Completion Test Period, the Borrower achieved the following results of operations at the Sulfide Project and (in the case of items (iii) and (vi) below) at its oxide processing and cathode production facilities:

     (i)  MINE TEST:

          - Total mined tonnage (including to and from the ore stockpiles) during the Completion Test Period was at least 75% of the planned tonnage for such period as forecast in the Current Mine Plan.

     (ii) MILL TEST:

          - The Borrower milled ore during the Completion Test Period at an average rate of at least 75% of 108,000 tons per day.

          - The Borrower produced copper in concentrate during the Completion Test Period totaling at least 75% of planned tonnes of copper in concentrate as forecast in the Reference Budget Plan for such period.


                                      A-9-2

          - Copper concentrates produced during the Completion Test Period had an average copper grade at least equal to 90% of planned concentrate grade as forecast in the Reference Budget Plan for such period.

          - Contained molybdenum recovered in molybdenum concentrate produced during the Completion Test Period was at least 50% of the planned recoverable molybdenum forecast in the Reference Budget Plan for such period.

          - If the copper head grade during the Completion Test Period was more than 120% of the grade contemplated in the Reference Budget Plan for such period, then mill copper recovery was at least 90% of the recovery forecast in the Reference Budget Plan for such period (with Recovery = 100 x (C/H) x (H-T)/(C-T), where H, T, C are head, tail and concentrate % Cu).

     (iii) INFRASTRUCTURE TEST:

          - Fresh Water Make-Up. The fresh water pumping system is capable of pumping at a rate at least 100% of the required make-up water defined in the water balance calculation based on the Borrower's actual operations and has pumped at a rate at least 90% of design capacity for at least one hour, and such capability and performance are demonstrated in the results (furnished to the Independent Engineer) of the mechanical completion test performed by Fluor and accepted by the Borrower under the Construction Agreements.

          - Electrical Supply System. The new installed electrical supply system (substation, power line and power distribution system) has installed capacity to meet at least 90% of the design power requirements specified in the Fluor scope of work under the Construction Agreements which may be modified from time to time and which shall include the design power requirements specified in the Feasibility Study, and such capacity is demonstrated in the results (furnished to the Independent Engineer) of the mechanical completion test performed by Fluor and accepted by the Borrower under the Construction Agreements. During the Completion Test Period, 100% of the required power demand for the operation of the Primary Sulfide facilities was provided from the national power grid system.


                                      A-9-3

     (iv) TAILING STORAGE:

          - Viewed at the end of the Completion Test Period, the tailing production and hydro-cyclones system produced sufficient quantity and quality of sand material (at normal particle size) necessary to allow the dam embankment construction to contain the total volume of tailings produced to the end of the Completion Test Period (including the specified safety margin of freeboard as specified in the design parameters set forth in the Feasibility Study, as may be modified by the independent review board); and the to-date history of dam construction, at the beginning and at the end of the Completion Test Period, has been provided to the Independent Engineer to demonstrate the foregoing.

     (v)  SHIPPING AND QUALITY TESTS:

          - 90% of the copper concentrate tonnage produced during the Completion Test Period has been loaded onto ships for shipment (or alternatively loaded onto trucks for transport) to a processor during the 120-day period that includes the Completion Test Period.

          - For all copper concentrate shipments for which settlement was made during the three-month period ending at the commencement of the Completion Test Period, total penalties (price reductions) assessable under applicable Sales Contracts did not exceed 5% of total sales price of such copper concentrate.

     (vi) CATHODE PRODUCTION:

          - The Borrower produced cathodes during the six-month period ending at the end of the Completion Test Period totaling not less than 90% of the total cathode production forecast in the Reference Budget Plan.

     (vii) EFFICIENCY TEST:

          - The aggregate efficiency measure [(described in clause (c)(III) of the Efficiency Test description)] during the Completion Test Period did not exceed 115%.

This is the certificate referred to in paragraph (a) of Section 2.02 of the Completion Guarantee, dated as of September 30, 2005, among the Parent Companies, the Administrative Agent and the Senior Facility Lenders, as the same may be amended from time to time (the "Completion Guarantee"). Capitalized terms used herein, except as otherwise defined herein, shall have the meanings assigned to them in the Completion Guarantee or, if not defined therein, Schedule Z to the Master Security Agreement, dated as of September 30, 2005, among the Borrower, the


                                      A-9-4

Senior Lenders, the Lead JBIC Arrangers, the Global Coordinators, the Lead Arrangers, the Administrative Agent, the Trustee, the Offshore Collateral Agent and the Collateral Agent, as the same may be amended from time to time (the "Master Security Agreement").

     IN WITNESS WHEREOF, I, [NAME OF SENIOR OFFICER], on behalf of the Borrower have caused this certificate to be duly executed.

Dated:
       -------------

                                        SOCIEDAD MINERA CERRO VERDE S.A.A.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                      A-9-5

Annex A to

                             Production Certificate

     [NAME OF INDEPENDENT ENGINEER] a _______________ organized under the laws of _____________ have performed such inspections, observations, analyses and other procedures which we have, in our reasonable judgment, deemed necessary for purposes of this certificate. Such procedures, and the names of our employees or agents who performed them, are described in Annex C to the Production Certificate.

     Based on such procedures, we hereby certify that (1) we have no reason to believe that any of the certifications of the Borrower set forth hereinabove is not true and correct in all material respects as of the date hereof, (2) we concur with the statement made in the second sentence of paragraph (c) of the foregoing certificate and (3) in our professional opinion the operations of the Borrower at the levels demonstrated during the Completion Test Period (as a percentage of projected results in the Reference Budget Plan and Current Mine
Plan) are achievable and sustainable over the projected loan life as a technical operating matter.

     IN WITNESS WHEREOF, [NAME OF SENIOR OFFICER OF INDEPENDENT ENGINEER] has caused this certificate to be duly executed.

Dated:
       -------------

                                        [NAME OF INDEPENDENT ENGINEER]


                                        BY:
                                            ------------------------------------
                                        [NAME]
                                               ---------------------------------
                                        [POSITION]
                                                   -----------------------------


                                      A-9-6

                                   Annex B to
                             Production Certificate

[Attach copies of operating records, bills of lading and other data and documentation relating to Sulfide Project and cathode production and operations during relevant period, including data demonstrating compliance with the certifications set forth in the Production Certificate.]


                                      A-9-7

                                   Annex C to
                             Production Certificate

                 DESCRIPTION OF INDEPENDENT ENGINEER PROCEDURES

[To be completed at time of delivery]


                                      A-9-8

                                                                   Appendix A-10
                                                         to Completion Guarantee

               FORM OF EFFICIENCY CERTIFICATE - PARTIAL COMPLETION

     I, [NAME OF SENIOR OFFICER], [title of Senior Officer] of the Borrower, hereby certify that:

     (a) Attached to this certificate as Annex B are copies of operating records and other data and documentation relating to production by and operation of the Sulfide Project during the Completion Test Period referred to in clause (b) below. Such documentation accurately reflects, in all material respects, the production and operation of the Sulfide Project during the period to which it relates, and evidences compliance with the certification set forth in clause
(c)(III) below.

     (b) (i) For purposes of this Certificate, the "Completion Test Period" is the same as the Completion Test Period referred to in the Production Certificate dated the date hereof provided by the Borrower to the Senior Facility Lenders (the "Production Certificate").

          (ii) The forecast usage, forecast consumption and forecast productivity figures set forth in each test below, identified in bold typeface, are based on the 2005 Plan. If the Reference Budget Plan used for the Production Certificate is different from the 2005 Plan but has been approved or certified (by the Borrower and Independent Engineer) as contemplated in clause (c) and Annex A of the Production Certificate, then such forecast figures will be adjusted to reflect the differences, provided the Independent Engineer concurs with such adjustments.

          (iii) If the actual average mine truck haulage distance during the Completion Test Period varies from the forecast average distance by more than 10%, then, the forecast usage, forecast consumption and forecast productivity figures set forth in each of clauses (A), (C), (D) and (E) of the mine test in clause (c)(I) below, identified in bold typeface, will be adjusted by that percentage difference.

     (c) EFFICIENCY TESTS

          (I) MINE. The relevant percentages to be computed (based on actual performance during the Completion Period) and relative weightings are the following:

               (A)  FUEL:

                    Percentage: Average mining fleet diesel consumption per operating hour during the Completion Test Period, in gallons per operating truck hour, as a percentage of the forecast consumption of 41.4 U.S. GAL./hr.

                    Weighting: 10.0%

               (B)  LOADING:

                    Percentage: Shovel operating hours to total tonnes of material loaded on mine trucks during the Completion Test Period as measured by the mine dispatch system, in mine operating hours to


                                     A-10-1
                    dry metric tonnes, as a percentage of the forecast ratio of 1 hr per 4,329 DMT.

                    Weighting: 6.0%

               (C)  HAULAGE:

                    Percentage: Truck operating hours to total tonnes of material hauled from the mine and the ore stockpiles during the Completion Test Period as measured by the mine dispatch system, in mine operating hours to dry metric tonnes, as a percentage of the forecast ratio of 1 hr per 548 DMT.

                    Weighting: 12.0%

               (D)  LABOR:

                    Percentage: Total mine workforce operating hours to tonnes of material (including ore stockpiles) moved during the Completion Test Period, in mine workforce operating hours to dry metric tonnes, as a percentage of the forecast productivity ratio of 1 hr per 99.5 DMT.

                    Weighting: 8.0%

               (E)  TIRES:

                    Percentage: Average mileage-life per mine truck tire (before replacement), in total tires used to total miles of mine truck haulage over the twelve-months period ending at the end of the Completion Test Period, as a percentage of the forecast rate of 1 tire per 64,000MI., provided that the Independent Engineer may agree to a substantially equivalent test.

                    Weighting: 4.0%

          (II) MILL. The relevant percentages to be computed (based on actual performance during the Completion Test Period) and relative weightings are the following:

               (A)  POWER:

                    Percentage: Average electricity consumption per tonne of ore milled (including concentrator, water supply and water return) during the Completion Test Period, in kilowatt hours per dry metric tonne of ore milled, as a percentage of the forecast rate of 22 KWH/dmt.


                                     A-10-2

                    Weighting: 33.0%

               (B)  LABOR:

                    Percentage: Average daily total mill workforce to total tonnes of ore milled during the Completion Test Period, in size of workforce to dry metric tonnes of ore milled, as a percentage of the forecast productivity ratio of 1 worker per 341DMT.

                    Weighting: 12.0%

               (C)  WATER:

                    Percentage: Average liters of fresh water utilized per tonne of ore milled during the Completion Test Period, in liters per dry metric tonne of ore milled, as a percentage of the forecast usage rate of 516 L/dmt.

                    Weighting: 6.0%

               (D)  LIME:

                    Percentage: Average kilograms of lime utilized per tonne of ore milled during the Completion Test Period, in kilograms per dry metric tonne of ore milled, as a percentage of the forecast usage rate of 1.1 KG/dmt.

                    Weighting: 6.0%

               (E)  FLOCCULANT:

                    Percentage: Average grams of flocculant utilized per tonne of ore milled during the Completion Test Period, in grams per dry metric tonne of ore milled, as a percentage of the forecast usage rate of 14 G/dmt.

                    Weighting: 3.0%

          (III) COMPOSITE TEST. Based on the actual performance of the Sulfide Project during the Completion Test Period, the weighted average of the percentages computed under clauses (A) through (E) of
               Section I and clauses (A) through (E) of Section II above, combined, did not exceed 115%.

This is the certificate referred to in paragraph (b) of Section 2.02 of the Completion Guarantee, dated as of September 30, 2005, among the Parent Companies, the Administrative Agent and the Senior Facility Lenders, as the same may be amended from time to time (the "Completion Guarantee"). Capitalized terms used herein, except as otherwise defined herein, shall have the


                                     A-10-3
meanings assigned to them in the Completion Guarantee or, if not defined therein, Schedule Z to the Master Security Agreement, dated as of September 30, 2005, among the Borrower, the Senior Lenders, the Lead JBIC Arrangers, the Global Coordinators, the Lead Arrangers, the Administrative Agent, the Trustee, the Offshore Collateral Agent and the Collateral Agent, as the same may be amended from time to time (the "Master Security Agreement").

     IN WITNESS WHEREOF, I, [NAME OF SENIOR OFFICER], on behalf of the Borrower have caused this certificate to be duly executed.

Dated:
       -------------

                                        SOCIEDAD MINERA CERRO VERDE S.A.A.


                                        By:
                                            ------------------------------------

                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                     A-10-4

                                   Annex A to

                             Efficiency Certificate

     [NAME OF INDEPENDENT ENGINEER] a _______________ organized under the laws of _____________ have performed such inspections, observations, analyses and other procedures which we have, in our reasonable judgment, deemed necessary for purposes of this certificate. Such procedures, and the names of our employees or agents who performed them, are described in Annex C to this certificate.

     Based on such procedures, we hereby certify that (1) we have no reason to believe that any of the certifications of the Borrower set forth hereinabove is not true and correct in all material respects as of the date hereof, and (2) we concur with the adjustments (if any) made to original forecasted figures in accordance with paragraph (ii) and paragraph (iii) of clause (b) of the foregoing certificate.

     IN WITNESS WHEREOF, [NAME OF SENIOR OFFICER OF INDEPENDENT ENGINEER] has caused this certificate to be duly executed.

Dated:
       -------------

                                        [NAME OF INDEPENDENT ENGINEER]


                                        By:
                                            ------------------------------------

                                            ------------------------------------
                                        [Name]
                                               ---------------------------------
                                        [Position]
                                                   -----------------------------


                                     A-10-5

                                   Annex B to

                             Efficiency Certificate

[Attach copies of operating records and other data and documentation relating to Sulfide Project production and operations during relevant period, including data demonstrating compliance with the certifications set forth in the Efficiency Certificate.]


                                     A-10-6

                                   Annex C to
                             Efficiency Certificate

                 DESCRIPTION OF INDEPENDENT ENGINEER PROCEDURES

                      [To be completed at time of delivery]


                                     A-10-7